EXHIBIT 3.1

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

APOGEE THERAPEUTICS, LLC

A Delaware Limited Liability Company

Dated as of November 15, 2022

ARTICLE I ORGANIZATION AND POWERS		1

1.01	Organization	1
1.02	Purpose and Powers	2
1.03	Principal Place of Business	2
1.04	Fiscal Year	2
1.05	Qualification in Other Jurisdictions	2
1.06	Tax Status	2

ARTICLE II MEMBERS; CAPITAL STRUCTURE		2

2.01	Members	2
2.02	Compliance with Securities Laws and Other Laws and Obligations	3
2.03	Meetings of the Members	3
2.04	Voting	4
2.05	Limitation of Liability of Members	4
2.06	Authority	4
2.07	No Right to Withdraw	4
2.08	Rights to Information	5
2.09	Confidential Information	7
2.10	Units	8

ARTICLE III BOARD OF MANAGERS; CERTAIN GOVERNANCE MATTERS		9

3.01	Board of Managers	9
3.02	Composition of the Board of Managers	10
3.03	No Liability for Election of Recommended Managers	11
3.04	Powers and Duties of the Managers	11
3.05	Certain Approval Rights	12
3.06	Matters Requiring Investor Manager Approval	14
3.07	Board Voting Rights; Meetings; Quorum	15
3.08	Actions of the Board of Managers	16
3.09	Reimbursement of Managers	16
3.10	Transaction with Interested Persons	17
3.11	Limitation of Liability of Managers	17

ARTICLE IV OFFICERS		18

4.01	Enumeration	18
4.02	Election	18
4.03	Qualification	18
4.04	Tenure	18
4.05	Removal	18
4.06	Vacancies	18
4.07	Chief Executive Officer	18
4.08	President	18
4.09	Treasurer and Chief Financial Officer	19
4.10	Secretary and Assistant Secretaries	19
4.11	Other Powers and Duties	19

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ARTICLE V INDEMNIFICATION AND OTHER COVENANTS		19

5.01	Right to Indemnification	19
5.02	Primary Indemnification	20
5.03	Award of Indemnification	20
5.04	Successful Defense	20
5.05	Advance Payments	20
5.06	Definitions	21
5.07	Insurance	21
5.08	Successor Indemnification	21
5.09	Non-Exclusivity	22
5.10	Employee Agreements	22
5.11	Expenses of Counsel	22
5.12	Right to Conduct Activities	23
5.13	FCPA	23
5.14	Amendment; Survival	24

ARTICLE VI CAPITAL CONTRIBUTIONS AND DISTRIBUTIONS		24

6.01	Additional Capital Contributions	24
6.02	Capital Accounts	24

ARTICLE VII ALLOCATIONS OF INCOME, ETC.		25

7.01	Allocations Generally	25
7.02	Tax Allocations	25
7.03	Special Allocations, Tax Elections and Partnership Representative	26

ARTICLE VIII DISTRIBUTIONS		27

8.01	Distributions Generally	27
8.02	Tax Distributions	29
8.03	Limitations on Distributions	30
8.04	In-Kind Distributions; Distributions of Subsidiaries	30
8.05	Tax Information	30
8.06	Adjustments for Dilutive Issues	31
8.07	Adjustment for Splits and Combinations	34
8.08	Adjustment for Certain Distributions	34
8.09	Adjustments for Other Distributions	35
8.10	Adjustment for Merger or Reorganization, Etc.	35
8.11	Certificate as to Adjustments	35
8.12	Mandatory Conversion	36

ARTICLE IX TAX MATTERS AND REPORTS; ACCOUNTING		37

9.01	Tax Reports to Current and Former Members	37
9.02	Accounting Records	37
9.03	Tax Accounting Method	37
9.04	No United States Trade or Business	37
9.05	No Unrelated Business Taxable Income	37
9.06	No Commercial Activity	37
9.07	Real Property	38
9.08	No Filing Tax Returns	38

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ARTICLE X RESTRICTIONS ON TRANSFER; RIGHT OF FIRST REFUSAL; DRAG-ALONG RIGHTS; PRE-EMPTIVE RIGHTS; CONVERSION TO CORPORATION; AND LOCK-UP		39

10.01	Transfers	39
10.02	Effective Date and Requirements of Transfer	39
10.03	Right of First Refusal	41
10.04	Right of Co-Sale	43
10.05	Effect of Failure to Comply with Right of First Refusal and Right of Co-Sale	44
10.06	Exempt Transfers	45
10.07	Drag-Along Right	45
10.08	Effect of Non-Compliance	49
10.09	Restrictions on Sales of Control of the Company	49
10.10	Substitution of Members	49
10.11	Conversion to Corporation and Registration Rights	50
10.12	Preemptive Rights	51
10.13	Lock-Up	53

ARTICLE XI DISSOLUTION, LIQUIDATION, AND TERMINATION; INCORPORATION		54

11.01	Dissolution	54
11.02	Liquidating Distributions	54
11.03	Allocation of Sale Proceeds	54
11.04	Orderly Winding Up	55

ARTICLE XII DEFINITIONS		56

12.01	Terms Defined Elsewhere in the Agreement	56
12.02	Other Definitions	61

ARTICLE XIII GENERAL PROVISIONS		67

13.01	Offset and Withholding	67
13.02	Notices	68
13.03	Entire Agreement	69
13.04	Amendment or Modification	69
13.05	Assignment	70
13.06	Binding Effect	70
13.07	Governing Law	70
13.08	Severability	70
13.09	Dispute Resolution	70
13.10	Waiver of Certain Rights	71
13.11	Interpretation	72

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SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

APOGEE THERAPEUTICS, LLC

This Second Amended and Restated Limited Liability Company Agreement (the “Agreement”) of Apogee Therapeutics, LLC, a Delaware limited liability company (the “Company”), is made as of November 15, 2022, by and among the Company, the Persons identified as the Members on Schedule A attached hereto (each a “Member” and, collectively, the “Members”), and such other Persons who may, or have, become Members from time to time under the terms of this Agreement. Certain capitalized terms used in this Agreement are defined in Section 12.02 below.

WHEREAS, the Company was formed as a limited liability company under the Delaware Limited Liability Company Act (as amended from time to time, the “Act”) on February 4, 2022, by the filing of a Certificate of Formation with the office of the Secretary of State of the State of Delaware;

WHEREAS, certain of the Members of the Company previously entered into an Amended and Restated Limited Liability Company Agreement dated as of February 24, 2022; (as amended and in effect, the “Existing Agreement”);

WHEREAS, concurrently herewith, the Company is entering into a Series B Preferred Unit Purchase Agreement (as may be amended from time to time, the “Series B Purchase Agreement”) with certain purchasers of the Company’s Series B Preferred Units (the “Series B Preferred Units”); and

WHEREAS, the Company and the undersigned Members wish to amend and restate the Existing Agreement in accordance with the terms thereof to authorize the issuance of the Series B Preferred Units, set forth the respective rights and obligations of the Members and to provide for the governance and management of the Company and its affairs and for the conduct of the business of the Company.

NOW, THEREFORE, in consideration of the premises, representations and warranties and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Members hereby agree that the Existing Agreement is hereby amended and restated by this Agreement in its entirety and further agree as follows:

ARTICLE I

ORGANIZATION AND POWERS

1.01         Organization. The Company has been formed by the filing of its Certificate of Formation with the Delaware Secretary of State pursuant to the Act. The Certificate of Formation may be amended or restated with respect to the address of the registered office of the Company in Delaware, the name and address of its registered agent in Delaware or to make corrections required by the Act as provided in the Act. Other additions to or amendments of the Certificate of Formation shall be authorized by the Board of Managers of the Company (the “Board of Managers”) and the Members as provided in Sections 3.04 and 13.04. The Certificate of Formation as so amended from time to time, is referred to herein as the “Certificate.” The Board of Managers shall deliver a copy of the Certificate and this Agreement (subject to Section 2.08(c)), and any amendment thereto, to any Member if so requested.

1.02         Purpose and Powers. The principal business activity and purpose of the Company shall be to directly and/or indirectly through one or more subsidiaries engage in any and all activities permitted under the Act.

1.03         Principal Place of Business. The principal office and place of business of the Company shall initially be 2001 Market Street, Suite 2500, Philadelphia, PA 19103. The Company may locate its place of business at any other place or places as the Board of Managers may, from time to time, deem advisable.

1.04         Fiscal Year. Except as may otherwise be required by the federal tax laws, the fiscal year of the Company for both financial and tax reporting purposes shall end on December 31 (the “Fiscal Year”).

1.05         Qualification in Other Jurisdictions. The Board of Managers shall cause the Company to be qualified or registered under applicable laws of any jurisdiction in which the Company owns property or engages in activities and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration, including, without limitation, the appointment of agents for service of process in such jurisdictions, if such qualification or registration is necessary or desirable to permit the Company to own property and engage in the Company’s business in such jurisdictions.

1.06         Tax Status. The Company is intended to be classified as a partnership for federal and state income tax purposes, and each Member and the Company shall file all tax returns and take all tax and financial reporting positions in a manner consistent therewith and shall otherwise take actions necessary to obtain such treatment (except as otherwise provided by Section 10.11 or otherwise approved by the Board of Managers). This classification for tax purposes shall not create or imply a general partnership, limited partnership or joint venture for state law or any other purpose.

ARTICLE II

MEMBERS; CAPITAL STRUCTURE

2.01         Members. The Members of the Company shall be the Persons identified on Schedule A hereto, as may be amended from time to time by the Company to reflect any Permitted Transfers and further issuances of Units that are permitted under this Agreement. The Members shall have only such rights with respect to the Company as specifically provided in this Agreement and as required by non-waivable provisions of the Act.

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2.02         Compliance with Securities Laws and Other Laws and Obligations. Each Member hereby represents and warrants to the Company and acknowledges that (a) it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto, (b) it is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time and understands that, except in connection with a Permitted Transfer in accordance with the applicable terms of this Agreement, the Member has no right to withdraw and/or have its Units repurchased by the Company, (c) it is acquiring Units in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof, (d) unless the Member holds only Incentive Units, the Member is an “accredited investor” as defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”), (e) it understands that the Units in the Company have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws, or in accordance with an applicable exemption therefrom, and the provisions of this Agreement have been complied with, and (f) the execution, delivery and performance of this Agreement does not require it to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any existing law or regulation applicable to it, any provision of its charter, by-laws or other governing documents (if applicable) or any agreement or instrument to which it is a party or by which it is bound. Each Person with the right to designate or participate in the designation of a Manager as specified in Section 3.02(b) hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act (each, a “Disqualification Event”), is applicable to such Person’s initial designee named in Section 3.02(b) except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any Manager designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”. Each Person with the right to designate or participate in the designation of a Manager as specified in Section 3.02(b) hereby covenants and agrees (A) not to designate or participate in the designation of any Manager designee who, to such Person’s knowledge, is a Disqualified Designee and (B) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board of Managers and designate a replacement designee who is not a Disqualified Designee.

2.03         Meetings of the Members

(a)           The Members may hold meetings at such time and place and use such procedures as the Board of Managers may reasonably determine from time to time. Meetings of the Members may be called at any time by (i) the affirmative vote or written consent of the Requisite Preferred Holders or (ii) the consent of a majority of the Board of Managers, in either case, upon twenty-four (24) hours written or electronic mail notice to the Members entitled to vote thereon. Notice of any such meeting may be waived by any Member upon either the signing of a written waiver thereof or presence at a meeting by such Member as provided herein.

(b)           At any meeting of the Members, the Members representing a majority of the outstanding Preferred Units and Common Units, voting together as a single class on an As Adjusted Voting Basis, as applicable (the “Voting Majority”), shall constitute a quorum; provided, however, that where a separate vote by a class of Units is required by law or this Agreement, the Members representing a majority of the outstanding class of Units entitled to vote at such meeting shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice upon reaching a quorum.

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(c)           Any action required or permitted to be taken at any meeting of the Members may be taken without a meeting and without any notice to the Members upon the written consent of the requisite percentage of the class or classes of the Members entitled to vote on such matter. The Secretary of the Company shall provide prompt written notice to the other Members who, if the action had been taken at a meeting of the Members, would have been entitled to notice of the meeting pursuant to Section 2.03(a), of any action so taken.

2.04         Voting. Without limiting any other consent or approval required by this Agreement or non-waivable provisions of the Act, holders of Preferred Units shall vote together with the holders of Common Units as a single class on an As Adjusted Voting Basis, as applicable; provided, however, that where a separate vote by a class of Units is required by law or this Agreement, the Members representing a majority of the outstanding class of Units entitled to such vote shall be required. Unless otherwise provided by the Act, the Incentive Units shall not carry the right to vote on any matter under this Agreement or under the Act, including without limitation, with respect to any amendment or restatement of this Agreement or the merger, consolidation, conversion or dissolution of the Company. Any action to be taken by the Members shall require the approval of the Voting Majority, unless a different threshold is specifically required by the Act or this Agreement.

2.05         Limitation of Liability of Members. Except as otherwise provided in the Act, no Member shall be obligated personally for any debt, obligation or liability of the Company, its subsidiaries or other Members, whether arising in contract, tort or otherwise, solely by reason of being a Member of the Company. Except as otherwise provided in the Act or expressly in this Agreement or by another writing signed by a Member, such Member shall have no fiduciary or other duty with respect to the business and affairs of the Company, and such Member shall not be liable to the Company for acting in good faith reliance upon the provisions of this Agreement. No Member shall have any obligation to contribute to, or in respect of, the liabilities or obligations of the Company or return distributions made by the Company except as required by the Act or other applicable law. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or the management of its business or affairs under this Agreement or the Act shall not be grounds for making its Members responsible for the liabilities of the Company.

2.06         Authority. Unless specifically authorized by this Agreement or by the Board of Managers, no Member shall be an agent of the Company or have any right, power or authority to act for or to bind the Company, or to undertake or assume any obligation or responsibility of the Company or any other Member.

2.07         No Right to Withdraw. Except in connection with a Permitted Transfer in accordance with the applicable terms of this Agreement, no Member shall have any right to resign or withdraw from the Company without the consent of the Board of Managers. No Member shall have any right to receive any distribution or the repayment of its Capital Contribution, except as provided in ARTICLE VIII, upon dissolution and liquidation of the Company. No interest or other compensation shall be paid on or with respect to the Capital Contribution of any of the Members, except as expressly provided herein or authorized by the Board of Managers. No Member shall have any right to have the fair value of its interest in the Company appraised and paid out upon its resignation or withdrawal.

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2.08         Rights to Information.

(a)           Financial Statements. The Company shall deliver to each Major Investor, provided that the Board of Managers has not reasonably determined that such Major Investor is (or, in the case of a Major Investor that is an individual, is employed by or serves as a consultant to) a competitor of the Company:

(i)         as soon as practicable, but in any event within one hundred twenty (120) days after the end of each Fiscal Year, (i) statements of income and of cash flows for such Fiscal Year, (ii) a statement of members’ equity as of the end of such Fiscal Year and (iii) a balance sheet as of the end of such Fiscal Year, in each case, prepared in accordance with GAAP, with all such financial statements to be audited and certified by independent public accountants of nationally recognized standing selected by the Company commencing with Fiscal Year ending December 31, 2023;

(ii)        as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each Fiscal Year, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(iii)       as soon as practicable, but in any event within forty-five (45) days after the end of each quarter of each Fiscal Year, a statement showing the number of Units, broken down by class, and securities convertible into or exercisable for Units, in each case, outstanding at the end of the quarter, the Units issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Units and the exchange ratio or exercise price applicable thereto, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company;

(iv)       as soon as practicable, but in any event within thirty (30) days after the beginning of each Fiscal Year, a budget for such Fiscal Year (collectively, the “Budget”), approved by the Board of Managers and prepared on a quarterly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(v)        such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Section 2.08(v) to provide information (i) that the Company reasonably determines in good faith to be a Trade Secret or similar confidential information of unusual sensitivity (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

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If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing subsections of this Section 2.08 shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Section 2.08(a) to the contrary, the Company may cease providing the information set forth in this Section 2.08(a) during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the Securities and Exchange Commission’s rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 2.08(a) shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

All financial statements and other information to be delivered a Major Investor pursuant to this Section 2.08(a) shall be furnished in a form and manner reasonably acceptable to such Major Investor (including to any particular email address or website specified by such Major Investor).

(b)           Other Information Requests. The Company shall permit each Major Investor (provided that the Board of Managers has not reasonably determined that such Major Investor is, or, in the case of a Major Investor that is an individual, is employed by or serves as a consultant to, a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with the Officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.08(b) to provide access to any information that it reasonably and in good faith (x) considers to be a Trade Secret or similar confidential information of unusual sensitivity (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or (y) believes the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

(c)           Confidentiality of Certain Information. Each Member other than the Paragon Members and the Preferred Members acknowledges and agrees that the contents of Schedule A are confidential and that the Board of Managers shall be entitled, in its sole discretion, to restrict access to some or all of Schedule A to such Member; provided, that each Member shall be entitled to receive (i) all information regarding such Member on Schedule A and (ii) the total number of each series or class of Units outstanding. Notwithstanding anything to the contrary herein, no Member other than the Paragon Members and the Preferred Members shall be entitled to any information from or about the Company, other than the information required to be reported on such Member’s federal Schedule K-1 and any equivalent state and local income tax information forms.

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(d)           Termination. The covenants set forth in this Section 2.08 shall terminate and be of no further force or effect (i) immediately before the consummation of an IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Change of Control, dissolution or liquidation of the Company, whichever event occurs first.

2.09         Confidential Information. Each Member agrees that such Member will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any Trade Secrets or confidential information obtained from the Company (which for purposes of this Section 2.09, shall include the Company’s Affiliates) or otherwise relating to the Company (including notice of the Company’s intention to file a registration statement under the Securities Act), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.09 by such Member), (b) is or has been independently developed or conceived by such Member without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Member by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Member may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Units from such Member except any Prohibited Transferee, if such prospective purchaser agrees to be bound by the provisions of this Section 2.09; (iii) to any existing or prospective Affiliate, general or limited partner, member, stockholder, or wholly owned subsidiary of such Member in the ordinary course of business, provided that such Member informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; (iv) to the extent required in connection with any examination, demand, request or similar action by any regulatory or self-regulatory body or authority, provided that in the case of this clause (iv) such Member takes reasonable steps to minimize the extent of any such required disclosure; (v) in the case of any Member that is (A) a registered investment company within the meaning of the Investment Company Act of 1940, as amended, or (B) is advised by a registered investment adviser or Affiliates thereof, relating to the existence of such Member’s investment in the Company and the value of such Member’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies; or (vi) as may otherwise be required by law, provided that in the case of this clause (vi) such Member promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

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2.10         Units.

(a)           All interests of Members in distributions and other amounts specified herein shall be represented by their units of membership interests in the Company (each a “Unit” and, collectively, the “Units”). No fractional Units shall be issued. The Units shall be evidenced by an electronic book entry system (provided, however, that with respect to any Member that is (A) a registered investment company within the meaning of the Investment Company Act of 1940, as amended, or (B) is advised by a registered investment adviser or Affiliates thereof, upon the request of such Member, Units held by such Member may be certificated). There shall be four (4) classes of Units: “Series A Preferred Units”, “Series B Preferred Units”, “Common Units” and “Incentive Units.” Except as otherwise provided herein, on any matter to be approved by the Members, (i) each Common Unit shall carry the right to cast one (1) vote per Common Unit, (ii) each Series A Preferred Unit shall carry the right to cast the number of votes equal to the Series A Adjustment Ratio for the Series A Preferred Units (the result of such calculation, the “Series A As Adjusted Voting Basis”) and (iii) each Series B Preferred Unit shall carry the right to cast the number of votes equal to the Series B Adjustment Ratio for the Series B Preferred Units (the result of such calculation, the “Series B As Adjusted Voting Basis”) that is in effect as of the record date for determining Members entitled to vote on such matter. For illustrative purposes only, (i) if the Series A Adjustment Price for the Series A Preferred Units is $0.50 as of the record date for determining Members entitled to vote on a matter, each Series A Preferred Unit shall be entitled to two (2) votes (the quotient obtained by dividing the Series A Original Issuance Price ($1.00) by such Series A Adjustment Price) or (ii) if the Series B Adjustment Price for the Series B Preferred Units is $3.30456 as of the record date for determining Members entitled to vote on a matter, each Series B Preferred Unit shall be entitled to one (1) vote (the quotient obtained by dividing the Series B Original Issuance Price ($3.30456) by such Series B Adjustment Price).

(b)           The Units shall have the respective rights, preferences, privileges and restrictions set forth in this Agreement.

(c)            The Company is authorized to issue from time to time up to an aggregate of 82,501,685 Units, as follows: (i) up to 5,000,000 Common Units, (ii) up to 20,000,000 Series A Preferred Units, (iii) up to 45,089,212 Series B Preferred Units and (iv) up to 12,412,473 Incentive Units. Each authorized Unit may be issued pursuant to such agreements as the Board of Managers or committee thereof shall approve; provided, that the Series B Preferred Units may only be issued pursuant to the Series B Purchase Agreement.

(d)           The Board of Managers may, subject to Sections 3.04 and 10.10, authorize the Company to create and, for such consideration as the Board of Managers may deem appropriate, issue Units or additional classes or series of Units, having such designations, preferences and relative, participating or other special rights, powers and duties, as the Board of Managers shall determine, including, without limitation: (i) the right of any such class or series of Units to share in Proceeds Available for Distribution; (ii) the allocation to any such class or series of Units of items of Company income, gains, losses and deductions; (iii) the rights of any such class or series of Units upon dissolution or liquidation of the Company; and (iv) the right of any such class or series of Units to vote on matters relating to the Company and this Agreement.

(e)           The Board of Managers may issue Incentive Units to employees or Managers of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement (and any amendments thereto) approved by the Board of Managers. Incentive Units may be issued subject to vesting, reverse vesting, forfeiture and repurchase pursuant to separate agreements, the provisions of which may be determined, altered or waived in the sole discretion of the Board of Managers. Unless otherwise approved by the Board of Managers, all Incentive Units issued after the date hereof shall vest over a four (4) year period, with the first twenty-five percent (25%) of such Incentive Units vesting on the twelve (12) month anniversary of the vesting start date and the remaining Incentive Units vesting in equal quarterly installments over the following thirty-six (36) months.

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(f)            In connection with the issuance of Incentive Units, the Board of Managers shall set a strike price with respect to such Incentive Units on a per Incentive Unit basis (the “Strike Price”). The Strike Price with respect to each such Incentive Unit will be determined by the Board of Managers and will be at least equal to the amount that would be distributed in respect of a Common Unit (which for the avoidance of doubt, is not subject to a Strike Price) in a hypothetical liquidation of the Company on the date of issuance of such Incentive Unit in which the Company sold its assets for their Fair Market Value, satisfied its liabilities (excluding any non-recourse liabilities to the extent the balance of such liabilities exceeds the Fair Market Value of the assets that secure them) and distributed the net proceeds to the holders of Units in liquidation of the Company. The Board of Managers may adjust the Strike Price as appropriate (i) to reflect the consideration, if any, paid in connection with any issuance of Incentive Units, (ii) to reflect an increase to the Fair Market Value of the Company’s assets that is attributable to Capital Contributions made to the Company in respect of other Units and (iii) when and as permitted pursuant to any award agreement. The determination of the Board of Managers of the Strike Price shall be final, conclusive and binding on all Members. In the event the Board of Managers issues additional Incentive Units with a Strike Price lower than the Strike Price associated with a prior issuance of Incentive Units, the Board of Managers may, in its sole discretion, reduce the Strike Price of the Incentive Units issued at the higher Strike Price.

(g)           Each Incentive Unit that has an associated Strike Price is intended to be a “profits interest” within the meaning of IRS Revenue Procedures 93-27 and 2001-43 and is issued with the intention that under current interpretations of the Code the recipient will not recognize income upon the issuance of such Incentive Unit, and that neither the Company nor any Member is entitled to any deduction either immediately or through depreciation or amortization as a result of the issuance of such Incentive Unit. Any Person holding a Unit subject to a vesting arrangement or other “substantial risk of forfeiture” shall make a timely Code Section 83(b) election in accordance with Treasury Regulation 1.83-2 with respect to each such Unit (to the extent applicable).

(h)           No Person shall be admitted as a new Member of the Company unless and until the Board of Managers has approved the admission of such Person as a new Member and such Person has executed this Agreement or a joinder or counterpart signature page hereto and such other documents or agreements as the Board of Managers may request reasonably in connection with such admission.

ARTICLE III
BOARD OF MANAGERS; CERTAIN GOVERNANCE MATTERS

3.01         Board of Managers. The business of the Company shall be managed by a Board of Managers who may exercise all the powers of the Company, except as otherwise provided by law or by this Agreement, and by any committees that the Board of Managers may from time to time establish. In the event of a vacancy in the Board of Managers, the remaining Managers, except as otherwise provided by law and subject to the rights of Members to elect Managers pursuant to Section 3.02(b), may exercise the powers of the full Board of Managers until the vacancy is filled.

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3.02         Composition of the Board of Managers.

(a)           The Board of Managers shall consist of one or more members. The number of Managers shall initially be five (5) and, subject to Section 3.05, may be increased or decreased by the Board of Managers with the affirmative vote or written consent of the Requisite Preferred Holders.

(b)           From and after the date of this Agreement, the Board of Managers shall be appointed as follows:

(i)         Two (2) individuals designated from time to time by the Venrock Members (together, the “Venrock Manager(s)”), for so long as such Members and their Affiliates continue to beneficially own any Preferred Units, which individuals shall initially be Nimish Shah and Andrew Gottesdiener; and

(ii)        Two (2) individuals designated from time to time by the Fairmount Members (together, the “Fairmount Manager(s)”), for so long as such Members and their Affiliates continue to beneficially own any Preferred Units, which individuals shall initially be Peter Harwin and Tomas Kiselak; and

(iii)       the Company’s Chief Executive Officer, who shall initially be Michael Henderson (the “CEO Manager”), provided that if for any reason the CEO Manager shall cease to serve as the Chief Executive Officer of the Company, each of the Preferred Members shall promptly vote their respective Units (i) to remove the former Chief Executive Officer of the Company from the Board of Mangers if such person has not resigned as a member of the Board of Managers; and (ii) to elect such person’s replacement as Chief Executive Officer of the Company as the new CEO Manager.

(c)            In the absence of any designation from the Members with the right to designate a Manager as specified above, the Manager previously designated by them and then serving shall be reelected if still eligible to serve as provided herein and if there is no such manager previously designated by them and then serving, such seat shall remain vacant until such time as such Manager is designated.

(d)           No Manager elected pursuant to Section 3.02(b) may be removed from office other than for cause unless (i) such removal is directed or approved by the Person(s) or the affirmative vote or written consent of the holders of the requisite number of Units entitled under Section 3.02(b) to designate or approve that Manager or (ii) the Person(s) originally entitled to designate or approve such Manager pursuant to Section 3.02(b) is no longer entitled to designate or approve such Manager.

(e)            Except as otherwise provided by law or by this Agreement, Managers shall hold office until their successors are elected and duly qualified or until their earlier death, disability, resignation or removal. Any Manager may resign by delivering his or her written resignation to the Company. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any vacancies created by the resignation, removal or death of a Manager elected pursuant to clause (b) above shall be filled pursuant to the provisions of this Section 3.02.

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(f)            For so long as Deep Track and its Affiliates continue to beneficially own at least twenty five percent (25%) of the Series B Preferred Units issued to Deep Track or its Affiliates at the Closing (as defined in the Series B Purchase Agreement) (as adjusted for any unit split, combination, or other recapitalization or reclassification effected after the date hereof), Deep Track shall have the right, but not the obligation, to designate one (1) individual as a non-voting observer (any such individual, the “Deep Track Board Observer”) to attend each meeting of the Board of Managers or committee thereof. For so long as RTW continues to beneficially own at least twenty five percent (25%) of the Series B Preferred Units issued to RTW at the Closing (as adjusted for any unit split, combination, or other recapitalization or reclassification effect after the date hereof), RTW shall have the right, but not the obligation, to designate one (1) individual as a non-voting observer (any such individual, the “RTW Board Observer” and together with the Deep Track Board Observer, the “Board Observers”) to attend each meeting of the Board of Managers. The Board Observers shall be given (at the same time as the Managers) notice of all such meetings and all agendas, minutes and other papers relating to those meetings pursuant to Section 3.07(c); provided that the Company reserves the right to exclude any such Board Observer from access to any material or meeting or portion thereof if (i) the Board of Managers believes that such exclusion is reasonably necessary to preserve the attorney-client privilege between the Company and its counsel, or (ii) access to such information or attendance at such meeting, as determined by the Board of Managers, would result in a direct conflict of interest with the applicable Board Observer or any Affiliate of such Board Observer. For the avoidance of doubt, the Board Observers shall not have voting rights but shall be, and by becoming a Board Observer is, bound by the same confidentiality obligations as the Managers (and a Board Observer may be required to enter into a confidentiality agreement upon the request of the Board of Managers). Deep Track and RTW shall each have the right to remove and/or replace its respective Board Observer at any time and from time to time.

3.03         No Liability for Election of Recommended Managers. No Member, nor any Affiliate of any Member, shall have any liability as a result of designating a person for election as a Manager for any act or omission by such designated person in his or her capacity as a Manager of the Company.

3.04         Powers and Duties of the Managers. Subject in all cases to the provisions of Sections 3.05 and 3.06, and subject to any applicable consents that must be obtained thereunder or otherwise under this Agreement or law, the Board of Managers shall have and may exercise on behalf of the Company all of its rights, powers, duties and responsibilities under Section 1.02 or as otherwise provided by law or this Agreement, including without limitation the right and authority:

(a)            to manage the business and affairs of the Company and its subsidiaries and for this purpose to employ, retain or appoint any officers, employees, consultants, agents, brokers, professionals or other Persons in any capacity with the Company or its subsidiaries for such compensation and on such terms as the Board of Managers deems necessary or desirable and to delegate to such Persons such of its duties and responsibilities as the Board of Managers shall determine, and to remove such Persons or revoke their delegated authority on such terms or under such conditions as the Board of Managers shall determine;

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(b)           to form, manage, dissolve and make capital contributions to any subsidiaries of the Company;

(c)            to merge or consolidate the Company or any of its subsidiaries with or into any other entity or otherwise effect the sale of the Company and its business;

(d)           to acquire or invest in other entities or businesses directly or indirectly through one or more subsidiaries;

(e)            to enter into, execute, deliver, acknowledge, make, modify, supplement or amend any documents or instruments in the name of the Company;

(f)            to borrow money or otherwise obtain credit and other financial accommodations on behalf of the Company or any of its subsidiaries on a secured or unsecured basis and to perform or cause to be performed all of the Company’s obligations in respect of its indebtedness or guarantees and any mortgage, lien or security interest securing such indebtedness;

(g)           to issue authorized but unissued Units or other rights or other interests in the Company and to designate additional classes of interest in the Company as provided in Section 2.10; and

(h)           to designate one Person (as appointed by the Board of Managers) to serve as the “Partnership Representative” of the Company for purposes of Section 6223 of the Code and any similar provisions of state or local laws (the “Partnership Representative”), which shall initially be Michael Henderson, and the “designated individual” within the meaning of Treasury Regulations Section 301.6223-1, in each case, with power to manage and represent the Company in any administrative proceeding of the Internal Revenue Service.

3.05         Certain Approval Rights.

(a)           Requisite Preferred Holders Approval Rights. Notwithstanding anything contained in this Agreement to the contrary, including Section 3.04, for as long as any of the Preferred Units remain outstanding, the Company shall not and shall not permit any subsidiary to (either directly or by amendment, merger, consolidation, conversion or otherwise) without first having obtained the affirmative vote or written consent of the Requisite Preferred Holders:

(i)         liquidate, dissolve or wind-up the business and affairs of the Company, effect a Change of Control or be party to or take any act to facilitate a Sale of the Company, or consent to any of the foregoing;

(ii)        permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the equity or assets of such subsidiary (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions);

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(iii)       except as provided for in this Agreement, redeem or purchase any Units; provided, however, that this restriction shall not apply to the repurchase of Units from employees, Officers, Managers, consultants or other persons performing services for the Company pursuant to agreements under which the Company has the option to repurchase such Units at the lower of (A) Fair Market Value of such Units or (B) the original purchase price of such Units, in each case, upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal;

(iv)       except as required under this Agreement, pay any distribution on any Units;

(v)        incur any indebtedness for money borrowed in excess of $1,000,000;

(vi)       create, or hold equity interests in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Company (except as approved by the Board of Managers), or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any equity interests (except as approved by the Board of Managers); or

(vii)      enter into any agreement or otherwise obligate the Company or any subsidiary to do any of the foregoing.

(b)           Requisite Series A Preferred Holders Approval Rights. Notwithstanding anything contained in this Agreement to the contrary, including Section 3.04, for as long as any of the Series A Preferred Units remain outstanding, the Company shall not and shall not permit any subsidiary to (either directly or by amendment, merger, consolidation, conversion or otherwise) without first having obtained the affirmative vote or written consent of the Requisite Series A Preferred Holders:

(i)         (A) reclassify, alter or amend any existing security of the Company that is pari passu with the Series A Preferred Units in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, if such reclassification, alteration or amendment would render such other security senior to the Series A Preferred Units in respect of any such right, preference or privilege, or (B) reclassify, alter or amend any existing security of the Company that is junior to the Series A Preferred Units in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series A Preferred Units in respect of any such right, preference or privilege;

(ii)        create, or authorize the creation of, or issue or obligate itself to issue, any new class or series of Units, or increase or decrease the authorized number of Series A Preferred Units or increase the authorized number of any other class of Units;

(iii)       alter or change the powers, preferences, privileges or rights of the Series A Preferred Units; or

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(iv)       enter into any agreement or otherwise obligate the Company or any subsidiary to do any of the foregoing.

(c)           Requisite Series B Preferred Holders Approval Rights. Notwithstanding anything contained in this Agreement to the contrary, including Section 3.04, for as long as any of the Series B Preferred Units remain outstanding, the Company shall not and shall not permit any subsidiary to (either directly or by amendment, merger, consolidation, conversion or otherwise) without first having obtained the affirmative vote or written consent of the Requisite Series B Preferred Holders:

(i)         effect a Change of Control or a Sale of the Company in which the value of the upfront, non-contingent (but including any proceeds subject to escrow or holdback) proceeds payable per Series B Preferred Unit to the holders of Series B Preferred Units upon the consummation of such Change of Control or Sale of the Company would be less than one and a half (1.5) times the Series B Original Issuance Price;

(ii)        (A) reclassify, alter or amend any existing security of the Company that is pari passu with the Series B Preferred Units in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, if such reclassification, alteration or amendment would render such other security senior to the Series B Preferred Units in respect of any such right, preference or privilege, or (B) reclassify, alter or amend any existing security of the Company that is junior to the Series B Preferred Units in respect of the distribution of assets on the liquidation, dissolution or winding up of the Company, if such reclassification, alteration or amendment would render such other security senior to or pari passu with the Series B Preferred Units in respect of any such right, preference or privilege;

(iii)       create, or authorize the creation of, or issue or obligate itself to issue, any new class or series of Units, or increase or decrease the authorized number of Series B Preferred Units or increase the authorized number of any other class of Units;

(iv)       alter or change the powers, preferences, privileges or rights of the Series B Preferred Units; or

(v)        enter into any agreement or otherwise obligate the Company or any subsidiary to do any of the foregoing.

3.06         Matters Requiring Investor Manager Approval. The Company hereby covenants and agrees with the Members that it shall not, nor shall it permit any subsidiary to, without approval of the Board of Managers, which approval must include the affirmative vote of at least one (1) Venrock Manager and at least one (1) Fairmount Manager:

(a)            make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned (directly or indirectly) by the Company;

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(b)            make any loan or advance to any Person, including, without limitation, any employee or manager of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an equity incentive plan approved by the Board of Managers;

(c)            guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d)            make any investment inconsistent with any investment policy approved by the Board of Managers;

(e)             incur any aggregate indebtedness in excess of $1,000,000 that is not already included in a budget approved by the Board of Managers, other than trade credit and equipment financing incurred in the ordinary course of business;

(f)             otherwise enter into or be a party to any transaction with any manager, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, except for transactions contemplated by this Agreement and the Purchase Agreement, transactions resulting in payments to or by the Company in an aggregate amount less than $50,000 per year, or transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by a majority of the Board of Managers;

(g)            hire, terminate, or change the compensation of the executive officers, including approving any equity awards to executive officers;

(h)            change the principal business of the Company, enter new lines of business, or exit the current line of business;

(i)             sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business;

(j)             increase the number of authorized Incentive Units; or

(k)            enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $50,000.

3.07         Board Voting Rights; Meetings; Quorum.

(a)            Each Manager shall be entitled to one (1) vote with respect to any matter before the Board of Managers or any committee thereof.

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(b)           Regularly scheduled meetings of the Board of Managers may be held without notice at such time, date and place as any one (1) Manager may from time to time determine. Unless otherwise determined by the vote of a majority of the Managers then in office, the Board of Managers shall meet at least quarterly in accordance with an agreed-upon schedule. Special meetings of the Board of Managers may be called, in person, in writing or by means of electronic communication, by at least one (1) of the Managers, designating the time, date and place thereof. Managers may participate in meetings of the Board of Managers by means of telephone conference or similar communications equipment by means of which all Managers participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting. No Manager may delegate its rights and obligations to participate in and vote at any meeting of the Board of Managers.

(c)           Notice of the time, date and place of all special meetings of the Board of Managers shall be given to each Manager by the Secretary or Assistant Secretary, or in case of the death, absence, incapacity or refusal of such Persons, by the Officer or one of the Managers calling the meeting. Notice shall be given to each Manager in person or by facsimile or electronic mail sent to his or her business or home address at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his or her business or home address at least seventy-two (72) hours in advance of the meeting. Notice need not be given to any Manager if a written waiver of notice is executed by him before or after the meeting, or if communication with such Manager is unlawful. The attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business, because such meeting is not lawfully called or convened. A notice or waiver of notice of a meeting of the Board of Managers need not specify the purposes of the meeting.

(d)           At any meeting of the Board of Managers, a majority of the Board of Managers then in office, which majority shall include at least one Venrock Manager and one Fairmount Manager, shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice upon reaching a quorum.

3.08         Actions of the Board of Managers.

(a)           At any meeting of the Board of Managers at which a quorum is present, a majority of the Managers present may take any action on behalf of the Board of Managers, unless a larger number is required by law or by this Agreement.

(b)           Any action required or permitted to be taken at any meeting of the Board of Managers may be taken without a meeting if a written consent thereto is signed (including by means of an authorized electronic, stamped or other facsimile signature) by all of the Managers then in office and filed with the records of the meetings of the Board of Managers. Such consent shall be treated as a vote of the Board of Managers for all purposes.

3.09         Reimbursement of Managers. The Company shall promptly reimburse in full each non-employee Manager for all such Manager’s reasonable out-of-pocket expenses incurred in connection with attending any meeting of the Board of Managers or a committee thereof or any board of managers or committee thereof of a subsidiary of the Company for each Manager with respect to service on the Board of Managers. The Company shall cause to be established, as soon as practicable after such request, and will maintain, an audit and compensation committee. Each committee of the Board of Managers shall include a Fairmount Manager and a Venrock Manager unless the Fairmount Managers or the Venrock Managers otherwise notifies the Company in writing.

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3.10         Transaction with Interested Persons.

(a)           Unless entered into in bad faith, no commercial contract or transaction entered into on arms-length terms between the Company or any of its subsidiaries and one of its or their Managers, Officers or Members, or between the Company or any of its subsidiaries and any other Person in which one or more of its or any of its subsidiaries’ Managers, Officers or Members have a financial interest or are directors, partners, members, stockholders, officers or employees, shall be voidable solely for this reason or solely because said Member, Manager or Officer was present or participated in the authorization of such contract or transaction if: (i) the material facts as to the relationship or interest of said Person and as to the contract or transaction were disclosed or known to the Board of Managers and the contract or transaction was authorized by a majority of the votes held by disinterested members of the Board of Managers (if any); or (ii) the contract or transaction was approved by the affirmative vote or written consent of the Requisite Preferred Holders. Subject to compliance with the provisions of this Section 3.10, no Member, Manager or Officer interested in such contract or transaction, because of such interest, shall be considered to be in breach of this Agreement or liable to the Company, any other Member, Manager or other Person for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

(b)           The Company hereby renounces, to the fullest extent permitted by the Act and applicable law, any interest or expectancy of the Company in, or in being offered, an opportunity to participate in, any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any Manager who is not an employee or consultant of the Company or any of its subsidiaries, or (ii) any holder of Units or any partner, member, director, stockholder, officer, employee or agent of any such holder, other than someone who is an employee of the Company or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a Manager (each of (i) and (ii), an “Investor Business Opportunity”). To the fullest extent permitted by law, and solely in connection therewith, the Company hereby waives any claim against a Covered Person, and agrees to indemnify all Covered Persons against any claim, that is based on fiduciary duties, the corporate opportunity doctrine or any other legal theory which could limit any Covered Person from pursuing or engaging in any Investor Business Opportunity.

3.11         Limitation of Liability of Managers. No Manager shall be obligated personally for any debt, obligation or liability of the Company or of any Member, whether arising in contract, tort or otherwise, by reason of being or acting as Manager of the Company. No Manager shall be personally liable to the Company or its Members for any action undertaken or omitted in good faith reliance upon the provisions of this Agreement unless the acts or omissions of the Manager were not in good faith or involved gross negligence or intentional misconduct; provided, that, subject to this Section 3.11, each Manager shall owe, and shall act in a manner consistent with fiduciary duties to the Company and its Members of the nature, and to the same extent, as those owed by Managers of a Delaware corporation to such corporation and its stockholders. Any Person alleging any act or omission as not taken or omitted in good faith shall have the burden of proving by a preponderance of the evidence the absence of good faith.

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ARTICLE IV
OFFICERS

4.01         Enumeration. Except as otherwise provided herein, the Board of Managers may delegate its powers to act on behalf of the Company to officers of the Company (each, an “Officer” and, collectively, the “Officers”), which may consist of a President (the “President”), Chief Executive Officer (the “CEO”), Treasurer (the “Treasurer”), Secretary (the “Secretary”), and such other Officers, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Managers may determine. Michael Henderson is hereby designated as the President, Chief Executive Officer, Treasurer and Secretary of the Company.

4.02         Election. The President, CEO, Treasurer and Secretary may be elected by the Managers at any meeting.

4.03         Qualification. No Officer need be a Member or Manager. Any two (2) or more offices may be held by the same Person.

4.04         Tenure. Except as otherwise provided by the Act or by this Agreement, each of the Officers shall hold office until his or her successor is elected or until his or her earlier resignation or removal. Any Officer may resign by delivering his or her written resignation to the Company, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

4.05         Removal. The Board of Managers may remove any Officer with or without cause.

4.06         Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Managers.

4.07         Chief Executive Officer. The CEO shall, subject to the direction of the Board of Managers, have general supervision and control of the Company’s business. Unless otherwise provided by the Board of Managers, he or she shall preside, when present, at all meetings of the Members. Any action taken by the CEO, and the signature of the CEO on any agreement, contract, instrument or other document on behalf of the Company shall, with respect to any third party, be sufficient to bind the Company and shall conclusively evidence the authority of the CEO and the Company with respect thereto.

4.08         President. The President shall, subject to the direction of the Board of Managers and the CEO, have general supervision and control of the Company’s business. Any action taken by the President, and the signature of the President on any agreement, contract, instrument or other document on behalf of the Company shall, with respect to any third party, be sufficient to bind the Company and shall conclusively evidence the authority of the President and the Company with respect thereto.

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4.09         Treasurer and Chief Financial Officer. The Treasurer and Chief Financial Officer shall, subject to the direction of the Board of Managers, have general charge of the financial affairs of the Company and shall cause to be kept accurate books of account. He or she shall have custody of all funds, securities, and valuable documents of the Company, except as the Board of Managers may otherwise provide.

4.10         Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the Board of Managers (including committees thereof) in books kept for that purpose. In his or her absence from any such meeting an Assistant Secretary, or if there be none or he or she is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Managers, the President or the CEO.

4.11         Other Powers and Duties. Subject to this Agreement, each Officer shall have, in addition to the duties and powers specifically set forth in this Agreement, such duties and powers as are customarily incident to his or her office, and such duties and powers as may be designated from time to time by the Board of Managers.

ARTICLE V
INDEMNIFICATION AND OTHER COVENANTS

5.01         Right to Indemnification. Subject to the provisions of this ARTICLE V, the Company shall indemnify, to the fullest extent that would have been permissible under the Delaware General Corporation Law (as amended, the “DGCL”) if the Company were a corporation organized and existing under the DGCL, all Indemnified Persons against all Expenses incurred by the Indemnified Persons in connection with any Proceeding in which an Indemnified Person is involved as a result of serving in the capacity by reason of which such Person is deemed to be an “Indemnified Person” pursuant to Section 5.06(a). Subject to the foregoing limitation, such indemnification shall be provided by the Company with respect to a Proceeding in which it is claimed that the Indemnified Person received an improper personal benefit by reason of his position, regardless of whether the claim arises out of the Indemnified Person’s service in such capacity, except for matters as to which it is finally judicially determined that an improper personal benefit was received by the Indemnified Person.

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5.02         Primary Indemnification. Each Member acknowledges that each Indemnified Person may have certain rights to indemnification, advancement of Expenses or insurance available to such Indemnified Person pursuant to other agreements or arrangements with one or more third parties, including, without limitation, a Member or its Affiliates (collectively, “Other Indemnitors”). The Company shall be the indemnitor of first resort (i.e., its obligations to an Indemnified Person are primary and any obligation of any Other Indemnitor to advance Expenses or to provide indemnification for the same Expenses or liabilities incurred by an Indemnified Person are secondary) in connection with any claims or losses arising from any matter referred to in this ARTICLE V in which an Indemnified Person may be involved or threatened to be involved, as a party or otherwise, arising out of or incident to the business or operations of the Company or any of its subsidiaries. The Company shall advance the full amount of Expenses incurred by an Indemnified Person and shall be liable for the full amount of all such losses to the extent legally permitted and required by the terms of this Agreement (or any other agreement between the Company and an Indemnified Person), without regard to any rights an Indemnified Person may have against any Other Indemnitor. The Company irrevocably waives, relinquishes and releases the Other Indemnitors from any claim against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect of any amount paid or advanced by the Company pursuant to this provision. No advancement or payment by any Other Indemnitor on behalf of an Indemnified Person with respect to any claim for which an Indemnified Person has sought indemnification from the Company shall affect the Company’s obligation as primary obligor and to the extent of such advancement or payment by any of the Other Indemnitors, the Other Indemnitors shall have a right of contribution and shall be subrogated to all of the rights of recovery of an Indemnified Person against the Company. The Other Indemnitors are express third party beneficiaries of the terms of this Section 5.02. An Indemnified Person may notify the Company in writing of the existence of any Other Indemnitor in respect of such Indemnified Person, provided that the failure of an Indemnified Person to so notify the Company shall not adversely impact the rights of any Other Indemnitor under this Section 5.02.

5.03         Award of Indemnification. The determination of whether the Company is authorized to indemnify the Indemnified Persons hereunder and any award of indemnification shall be made in each instance (a) if there is more than one Indemnified Person, by a majority of the votes held by Managers who are not parties to the Proceeding in question or (b) by independent legal counsel appointed by such Managers or the Requisite Preferred Holders. The Company shall be obliged to pay indemnification applied for by the Indemnified Persons unless there is an adverse determination (as provided above) within forty-five (45) days after the application. If indemnification is denied, the applicant may seek an independent determination of its right to indemnification by a court, and in such event, the Company shall have the burden of proving that the applicant was ineligible for indemnification under this ARTICLE V.

5.04         Successful Defense. Notwithstanding any contrary provisions of this ARTICLE V, if the Indemnified Person has been wholly successful on the merits in the defense of any Proceeding in which it was involved by reason of its position as an Indemnified Person or as a result of serving in such capacity (including termination of investigative or other Proceedings without a finding of fault on the part of the Indemnified Person), the Indemnified Person shall be indemnified by the Company against all Expenses incurred by the Indemnified Person in connection therewith.

5.05         Advance Payments. Except as limited by law, Expenses incurred by the Indemnified Person in defending any Proceeding, including a Proceeding by or in the right of the Company, shall be paid by the Company to the Indemnified Person in advance of final disposition of the Proceeding upon receipt of its written undertaking to repay such amount if the Indemnified Person is determined pursuant to this ARTICLE V or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation but need not be secured and may be accepted without regard to the financial ability of the Indemnified Person to make repayment.

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5.06         Definitions. For purposes of this ARTICLE V:

(a)           “Indemnified Person” includes (i) a Person serving as a Manager, or an Officer or in a similar executive capacity appointed by the Managers and exercising rights and duties delegated by the Managers, (ii) a Person serving at the request of the Company as a director, manager, officer, employee or other agent of another organization, including, without limitation, any subsidiary of the Company, (iii) any Person who formerly served in any of the foregoing capacities (with respect to matters relating to such services), and (iv) the Paragon Members and Preferred Members;

(b)           “Expenses” means all expenses, including attorneys’ fees and disbursements, actually and reasonably incurred in defense of a Proceeding or in seeking indemnification under this ARTICLE V, and except for Proceedings by or in the right of the Company or alleging that the Indemnified Person received an improper personal benefit (unless it is judicially determined that the Indemnified Person satisfied the standard of conduct set forth above for indemnification), any judgments, awards, fines, penalties and reasonable amounts paid in settlement of a Proceeding; and

(c)           “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and any claim which could be the subject of a proceeding.

5.07         Insurance.

(a)           The Company shall have the power to purchase and maintain insurance on behalf of any Manager, Officer, agent or employee against any liability or cost incurred by such Person in any such capacity or arising out of its status as such, whether or not the Company would have power to indemnify against such liability or cost.

(b)           The Company shall maintain in effect, from financially sound and reputable insurers, directors and officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Managers and will cause such insurance policy to be maintained until such time as the Board of Managers determines that such insurance should be discontinued. The policy shall not be cancelable by the Company without prior approval by the Board of Managers. Unless the requirement is waived by the Board of Managers the Company shall maintain “key person” insurance on the Chief Executive Officer, in an amount and on terms and conditions satisfactory to the Board of Managers.

5.08         Successor Indemnification. The indemnification provided by this ARTICLE V shall inure to the benefit of the heirs and personal representatives of the Indemnified Persons. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of Indemnified Persons as in effect immediately before such transaction, whether such obligations are contained in this Agreement, or elsewhere, as the case may be.

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5.09         Non-Exclusivity. The provisions of this ARTICLE V shall not be construed to limit the power of the Company to indemnify its or any of its subsidiaries’ directors, members, equity holders, partners, officers, employees or agents to the full extent that would have been permitted by the DGCL if the Company were a corporation organized and existing under the DGCL, or otherwise permitted by law, or to enter into specific agreements, commitments or arrangements for indemnification that would have been or are so permitted. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this ARTICLE V. The Company shall enter into an indemnification agreement with each of the Managers in a form approved by the Board of Managers.

5.10         Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or Trade Secrets to enter into a nondisclosure and proprietary rights assignment agreement and (ii) each executive level employee (including division director and vice president-level positions as well as any employee with such other title as the Board of Managers) approves or above, or any other employee for whom the Requisite Preferred Holders so requests, to enter into a one (1) year noncompetition and non solicitation agreement, each in a form acceptable to the Board of Managers. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any equity agreement between the Company and any employee, without the prior approval of the Board of Managers.

5.11         Expenses of Counsel. In the event of a transaction which is a Sale of the Company, the reasonable fees and disbursements of one counsel for the Major Investors (“Investor Counsel”), in their capacities as Members, shall be borne and paid by the Company. At the outset of considering a transaction which, if consummated would constitute a Sale of the Company, the Company shall obtain the ability to share with the Investor Counsel (and such counsel’s clients) and shall share the confidential information (including, without limitation, the initial and all subsequent drafts of memoranda of understanding, letters of intent and other transaction documents and related noncompete, employment, consulting and other compensation agreements and plans) pertaining to and memorializing any of the transactions which, individually or when aggregated with others would constitute the Sale of the Company. The Company shall be obligated to share (and cause the Company’s counsel and investment bankers to share) such materials when distributed to the Company’s executives and/or any one or more of the other parties to such transaction(s). In the event that Investor Counsel deems it appropriate, in its reasonable discretion, to enter into a joint defense agreement or other arrangement to enhance the ability of the parties to protect their communications and other reviewed materials under the attorney client privilege, the Company shall, and shall direct its counsel to, execute and deliver to Investor Counsel and its clients such an agreement in form and substance reasonably acceptable to Investor Counsel. In the event that one or more of the other party or parties to such transactions require the clients of Investor Counsel to enter into a confidentiality agreement and/or joint defense agreement in order to receive such information, then the Company shall share whatever information can be shared without entry into such agreement and shall, at the same time, in good faith work expeditiously to enable Investor Counsel and its clients to negotiate and enter into the appropriate agreement(s) without undue burden to the clients of Investor Counsel.

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5.12         Right to Conduct Activities; Competitors.

(a)           The Company hereby agrees and acknowledges that certain of the Members are in the business of investing and that such Members (together with their Affiliates) invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). Nothing in this Agreement, including, without limitation, access to the Company’s confidential information, shall preclude or in any way restrict the Members (or any of their respective Affiliates) from evaluating or purchasing securities, including publicly traded securities, of a particular enterprise, or investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company, and the Company hereby agrees that, to the extent permitted under applicable law, such Members (and their respective Affiliates) shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Members (or their respective Affiliates) in any entity competitive with the Company (including an entity with publicly traded securities), or (ii) actions taken by any partner, officer or other representative of such Members (or their respective Affiliates) to assist any such competitive company, whether or not such action was taken as a member of the board of managers or board of directors, as applicable, of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) any of the Members from liability associated with the unauthorized disclosure of the Company’s confidential information and Trade Secrets obtained pursuant to this Agreement, or (y) any Manager or Officer of the Company from any liability associated with his or her fiduciary duties to the Company.

(b)           Notwithstanding anything to the contrary set forth in this Agreement, none of Deep Track, RTW, RA Capital, the Fidelity Members, Xontogeny, OrbiMed or the Wellington Investors, nor their respective Affiliates, shall be deemed a direct or indirect competitor of the Company for any purpose under this Agreement.

5.13         FCPA. The Company represents that it shall not (and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anticorruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. The Company shall promptly notify each Member if the Company becomes aware of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law. The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

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5.14         Amendment; Survival. The provisions of this ARTICLE V may be amended or repealed in accordance with Section 13.04; provided, however, that no amendment or repeal of such provisions that adversely affects the rights of an Indemnified Person under this ARTICLE V with respect to his, her or its acts or omissions at any time prior to such amendment or repeal, shall apply to an Indemnified Person without his, her or its consent. The obligations of the Company under Sections 5.01 through 5.09 and 5.11 shall survive any Change of Control of the Company.

ARTICLE VI
CAPITAL CONTRIBUTIONS AND DISTRIBUTIONS

6.01         Additional Capital Contributions. Except as specified in this Agreement or in any other agreement executed by such Member and the Company, no Member shall be required to make any additional Capital Contributions to the Company.

6.02         Capital Accounts.

(a)           A separate Capital Account shall be established for each Member and shall be maintained in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv) and this Section 6.02(a) shall be interpreted and applied in a manner consistent with such regulations. No Member shall have any obligation to restore any portion of any deficit balance in such Member’s Capital Account, whether upon liquidation of its interest in the Company, liquidation of the Company or otherwise. In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), the Company may adjust the Capital Accounts of its Members to reflect revaluations (including any unrealized income, gain or loss) of the Company’s property (including intangible assets such as goodwill), whenever it issues additional interests in the Company (including any interests with a zero initial Capital Account), or whenever the adjustments would otherwise be permitted under the Treasury Regulations. In the event that the Capital Accounts of the Members are so adjusted, (i) the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss, as computed for book purposes, with respect to such property and (ii) the Members’ distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined so as to take account of the variation between the adjusted tax basis and book value of such property in the same manner as under Section 704(c) of the Code. In the event that Code Section 704(c) applies to property of the Company, the Capital Accounts of the Members shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization, and gain and loss, as computed for book purposes with respect to such property. The Capital Accounts shall be maintained for the sole purpose of allocating items of income, gain, loss and deduction among the Members and shall have no effect on the amount of any distributions to any Members in liquidation or otherwise (except with respect to Tax Distributions to the extent of any allocation that gives rise to taxable income or loss under Section 8.02).

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(b)           The Capital Accounts of the Members as of the date hereof are set forth on Schedule A. Except as otherwise expressly provided herein, no Member may withdraw, or shall be entitled to a return of, any portion of such Member’s Capital Contribution.

ARTICLE VII
ALLOCATIONS OF INCOME, ETC.

7.01         Allocations Generally.

(a)           General Allocations. Subject to, and after applying Section 7.01(b), net income or net loss (and not items of income, gain, deduction and loss), if any, shall be allocated among the Members in such ratio or ratios as may be required to cause the balances of the Members’ Economic Capital Accounts to equal, as nearly as possible, their Target Balances, consistent with the provisions of Section 7.01(b).

(b)           Regulatory Allocations. To the extent the allocation provisions of this Section 7.01 would not comply with the Treasury Regulations under Section 704(b) of the Code, there is hereby included in this Agreement such special allocation provisions governing the allocation of income, gain, loss, deduction and credit (prior to making the remaining allocations in conformity with this Section 7.01) as may be necessary to provide herein a so-called “qualified income offset,” and ensure that this Agreement complies with all provisions, including “minimum gain” provisions, relating to the allocation of so-called “nonrecourse deductions” and “partner nonrecourse deductions” and the charge back thereof as are required to comply with the Treasury Regulations under Section 704(b) of the Code. In particular, so-called “nonrecourse deductions” and “excess nonrecourse liabilities,” as defined in the Treasury Regulations under Sections 704(b) and 752 of the Code, shall be allocated to each Member based upon each Member’s pro rata distributions under Section 8.01(b) immediately prior to such allocation.

(c)           Compliance with Code Section 704(b). The allocation provisions contained in this ARTICLE VII are intended to comply with Code Section 704(b) and the Treasury Regulations promulgated thereunder and shall be interpreted and applied in a manner consistent therewith.

(d)           Other Allocation Provisions. Notwithstanding this Section 7.01, the Board of Managers shall have the authority to adjust the allocation of net income and net loss in any manner reasonably intended to reflect more accurately, under the principles of Section 704(b) of the Code, the economic arrangement among the Members and each Member’s relative holdings of Units, taking into account all factors, including unrealized gain, in the sole discretion of the Board of Managers.

7.02         Tax Allocations.

(a)           Subject to Section 7.02(b), (c) and (d), net income and net loss (and not items of income, gain, loss, deduction, and credit) to be allocated for income tax purposes shall be allocated among the Members on the same basis as the corresponding “book” items are allocated as provided in Section 7.01; provided however, that the tax items allocated to Members pursuant to this Section 7.02(a) shall not be reflected in the Capital Accounts of the Members.

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(b)           If any assets of the Company are subject to Code Section 704(c) or reflected in the Capital Accounts of the Members at a book value that differs from the adjusted federal income tax basis of such property, then the tax items with respect to such property shall be shared among the Members in a manner that takes account of the variation between the adjusted federal income tax basis of such property of the Company and its book value in accordance with the requirements of Code Section 704(c), the Treasury Regulations thereunder, and Treasury Regulations Section 1.704-1(b)(4)(i).

(c)           If the book value of any Company asset is adjusted pursuant to Section 6.02(a), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its book value in the same manner as under Code Section 704(c).

(d)           Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the holders of Units according to their interests in such items as determined by the Board of Managers taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).

(e)           Allocations pursuant to this Section 7.02 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any holder’s Capital Account or share of book income, gain, loss or deduction, distributions or other Company items pursuant to any provision of this Agreement.

7.03         Special Allocations, Tax Elections and Partnership Representative.

(a)           If any interest in the Company is transferred, increased or decreased during the year, all items of income, gain, loss, deduction and credit recognized by the Company for such year shall be allocated among the Members as determined by the Board of Managers, subject to compliance with Section 706(d) of the Code.

(b)           The Company and the Members shall not treat any of the rights of the Members under this Agreement as giving rise to any guaranteed payment for capital under Section 707 of the Code.

(c)           Subject to compliance with the terms of this Agreement and any express limitations herein, the Board of Managers shall have the authority to make any tax elections and other tax decisions with respect to the Company, to approve any returns regarding any foreign, federal, state or local tax obligations of the Company, and to make all determinations regarding the allocation of income and loss contemplated by this ARTICLE VII.

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(d)           Subject to the last sentence of this Section 7.03(d), the Partnership Representative shall have authority to make decisions regarding any Company tax controversy. Each Member hereby agrees (i) to take such actions as may be required to effect the appointed Member’s designation as the Partnership Representative (as determined pursuant to Section 3.04(h)), (ii) to cooperate to provide any information or take such other actions as may be reasonably requested by the Partnership Representative in order to determine whether any Imputed Underpayment Amount may be modified pursuant to Code Section 6225(c) and any similar provisions of state or local laws, and (iii) to, upon the request of the Partnership Representative, file any amended U.S. federal income tax return (or to cooperate with the Company’s use of the alternative procedure to filing amended returns) and pay any tax due in connection with such tax return in accordance with Code Section 6225(c)(2) and any similar provisions of state or local laws; provided, however, that if the Partnership Representative requests that any Member file an amended U.S. federal income tax return pursuant to Code Section 6225(c), each Member shall be entitled to satisfy such request through adherence to the alternative procedure forth in Code Section 6225(c)(2)(B); provided, further, that to the extent any administrative or judicial proceeding could reasonably be expected to disproportionately adversely affect a Member, the Partnership Representative shall (i) provide notice to such Member of any such proceeding; (ii) provide such Member with a reasonable opportunity to review and comment on any written communications related to such proceeding; and (iii) not settle or compromise any such proceeding without obtaining the prior written consent of such Member (which consent shall not be unreasonably withheld, conditioned or delayed). A Member’s obligations under this Section 7.03(d) and Section 13.01 shall survive the transfer, assignment or liquidation of such Member’s interest in the Company, a withdrawal by such Member and/or the dissolution of such Member. Notwithstanding the foregoing, the Partnership Representative shall be subject to the control of the Board of Managers pursuant to Section 7.03(c) and shall not settle or otherwise compromise any issue in any such examination, audit or other Proceeding without first obtaining approval of the Board of Managers.

ARTICLE VIII
DISTRIBUTIONS

8.01         Distributions Generally.

(a)           Subject to the other provisions of this Section 8.01(a), and the further provisions of this ARTICLE VIII, the Board of Managers may, in its discretion, determine the amount of any Proceeds Available for Distribution and the time when such amounts are to be distributed. Upon the closing of a Change of Control, the Company shall immediately distribute any Proceeds Available for Distribution associated with such Change of Control transaction in accordance with Section 8.01(b). Upon a dissolution, winding up and liquidation in accordance with Section 11.02, the Company shall immediately distribute any Proceeds Available for Distribution associated with such dissolution, winding up and liquidation. The Board of Managers may establish record dates for the purpose of determining the Members of the Company entitled to any distribution.

(b)           Proceeds Available for Distribution (collectively, the “Proceeds”) shall be distributed to the Members as follows:

(i)         First, to the holders of Series B Preferred Units, pro rata in proportion to the remaining amount to be distributed to each such holder under this Section 8.01(b)(i), until the Unpaid Series B Preferred Unit Preference Amount for each Series B Preferred Unit is $0;

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(ii)        Second, to the holders of Series A Preferred Units, pro rata in proportion to the remaining amount to be distributed to each such holder under this Section 8.01(b)(ii), until the Unpaid Series A Preferred Unit Preference Amount for each Series A Preferred Unit is $0;

(iii)       Third, to each holder of vested Common Units and vested Incentive Units (excluding, for the avoidance of doubt, all Units that are unvested), pro rata in proportion to the remaining amount to be distributed to such Units under this Section 8.01(b)(iii), until each such vested Common Unit and each such vested Incentive Unit (taking into account Section 8.01(c)) has received an aggregate amount under this Section 8.01(b)(iii) equal to the Series A Original Issuance Price;

(iv)       Fourth, to the holders of Series A Preferred Units, vested Common Units and vested Incentive Units (excluding, for the avoidance of doubt, all Units that are unvested), pro rata in proportion to the remaining amount to be distributed to such Units under this Section 8.01(b)(iv), until each such Series A Preferred Unit, each such vested Common Unit and each such vested Incentive Unit (taking into account Section 8.01(c)) has received an aggregate amount under Section 8.01(b)(ii), Section 8.01(b)(iii) and this Section 8.01(b)(iv) equal to the Series B Original Issuance Price; and

(v)        Thereafter, subject to Section 8.01(c), to the holders of Preferred Units, vested Common Units and vested Incentive Units (excluding, for the avoidance of doubt, all Units that are unvested) pro rata in relative proportion to such holder’s Percentage Interest.

(c)           Notwithstanding any provision in this Agreement to the contrary, no distributions shall be made in respect of an Incentive Unit (and no such Incentive Unit shall be treated as outstanding for purposes of apportioning any distributions) under this Section 8.01 (other than Tax Distributions treated as advances on distributions made pursuant to this Section 8.01) until there shall have been distributions pursuant to Section 8.01(b) subsequent to the issuance of such Incentive Unit to each Common Unit in an aggregate amount in respect of such Incentive Unit equal to the Strike Price of such Incentive Unit. The Board of Managers shall have the discretion to make any determinations required under this clause, including as to the extent to which Incentive Units with an associated Strike Price will be excluded from participating in Proceeds Available for Distribution on account of this Section 8.01(c).

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8.02         Tax Distributions.

(a)           At least three (3) weeks prior to the end of any fiscal quarter of the Company, the Company shall deliver to each Member a statement setting forth the amount of income and gain (and, to the extent reasonably practicable, each item thereof) expected to be allocated by the Company to such Member for federal income tax purposes with respect to such fiscal quarter, as estimated by the Board of Managers, in good faith and in consultation with the Officers and tax and accounting advisors. Notwithstanding any other provision of this Section 8.02, and prior to and in preference over any distributions pursuant to Section 8.01, the Company, to the extent of any available cash on hand, shall distribute to such Member, at least seven (7) days prior to the estimated tax payment due date for such fiscal quarter, an amount of cash equal to the amounts estimated by the Board of Managers, in good faith and in consultation with the Officers and the Company’s tax and accounting advisors, to represent the assumed federal, state and local income tax liability (such liability, a “Tax Liability”) that would be incurred by such Member with respect to such Member’s allocable share of the Company’s taxable net income for such quarter (any such distribution, and any other distribution under this Section 8.02, a “Tax Distribution”). In calculating the amount of each Tax Distribution, the Company shall assume that each Member’s Tax Liability is equal to (i) the highest combined marginal federal, state and local income tax rate applicable for such period to an individual resident in the jurisdiction with the highest combined marginal federal, state and local income tax rate, as determined by the Board of Managers in good faith and in consultation with the Company’s tax and accounting advisors (the “Tax Rate”), multiplied by (ii) such Member’s allocable share of the taxable income of the Company (as reduced, but not below zero, by any prior net loss allocated to such Member that was not previously taken into account under this sentence). The Tax Rate may be adjusted by the Board of Managers in good faith and in consultation with the Company’s tax and accounting advisors (provided that the same percentage shall apply to each Member) to account for preferential rates of income tax applicable to certain kinds of income for individuals (including as a result of Section 1061 of the Code). In addition, within ninety (90) days after the end of each Fiscal Year, the Company shall distribute to each Member an amount equal to the excess, if any, of (x) such Member’s Tax Liability with respect to such Fiscal Year minus (y) the sum of all other Tax Distributions distributed to such Member pursuant to this Section 8.02 with respect to such Fiscal Year. For purposes of calculating the Tax Liability of a Member, the Company shall take into account any allocations of income or gain to a Member with respect to any interest or other amount properly treated as a guaranteed payment for capital under Section 707(c) of the Code. Notwithstanding the foregoing, Tax Distributions shall not be available to a Member with respect to any guaranteed payment for services under Section 707(c) of the Code or any other payment for services to a Member not in his, her or its capacity as a Member under Section 707(a) of the Code. Notwithstanding anything herein to the contrary, Tax Distributions pursuant to this Section 8.02(a) shall be treated as advances of the first distributions under Section 8.01(b) that would otherwise be made to such Member, and shall reduce or offset amounts otherwise distributable pursuant to Section 8.01(b) accordingly. Furthermore, no Tax Distributions shall be made in connection with a Sale Event, Change of Control, Sale of the Company or the dissolution and liquidation of the Company.

(b)           To the extent that (i) the sum of all Tax Distributions distributed to any Member pursuant to this Section 8.02 with respect to a Fiscal Year exceed (ii) such Member’s Tax Liability with respect to such Fiscal Year, such excess shall be considered a Tax Distribution in respect of the immediately succeeding Fiscal Year for purposes of determining the Company’s obligation to make Tax Distributions with respect to such immediately succeeding Fiscal Year. To the extent that (iii) any Member’s Tax Liability with respect to such Fiscal Year exceeds (iv) the sum of all Tax Distributions distributed to such Member pursuant to this Section 8.02 with respect to such Fiscal Year, the Company shall distribute such excess to such Member as soon as possible, and any such distributions shall be made in preference of, and in addition to, any subsequent Tax Distributions for subsequent Fiscal Years. For the avoidance of doubt, this Section 8.02(b) shall apply in the event of a redetermination of the Tax Liability of a Member after the close of a Fiscal Year, whether as a result of an audit and assessment by a taxing authority or otherwise.

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8.03         Limitations on Distributions. No distribution shall be made to a Member if and to the extent that such distribution would cause the Company to be insolvent.

8.04         In-Kind Distributions; Distributions of Subsidiaries.

(a)           The amount of any in-kind distribution shall be distributed on the basis of the property’s then Fair Market Value and shall be distributed to the Members in proportion to their overall shares of the amounts then being distributed; provided, however, that notwithstanding anything to the contrary herein, the Company shall not, without the consent of the Members to whom such distribution is to be made, make any in-kind distributions of property that is equity in any entity unless such entity is (a) classified as a corporation for U.S. federal income tax purposes or (b) subject to covenants that are substantially similar to the covenants contained in ARTICLE IX.

(b)           Notwithstanding any provision herein to the contrary, unless otherwise determined by a unanimous vote of the Board of Managers, in the event the Board of Managers determines to distribute a subsidiary of the Company to the Members and such distribution is not being made in connection with or after a public offering of such subsidiary pursuant to which such subsidiary will or has become traded on a national securities exchange, such distribution shall be made to all the Members in a manner such that, to the extent reasonably possible, each Member receives equity interests in such subsidiary having rights, preferences, privileges and obligations substantially similar to those that exist with respect to the interests of the Member in the Company at the time of such distribution, subject to such adjustments as the Board of Managers determines fair and equitable to take into account the relative values of the Company and such subsidiary. In the event of such distribution, the rights to distributions from the Company thereafter shall be proportionately reduced in a manner determined fair and equitable by the Board of Managers.

8.05         Tax Information. The Members shall deliver to the Company, at the same time or times prescribed by applicable law and at any times reasonably requested by the Company, such information, documentation or certification as may be prescribed by law or reasonably requested by the Company to determine whether withholding may be required with respect to the Member’s interest in the Company or in connection with tax filings in any jurisdiction in which or through which the Company invests, including any information or certification required for the Company (or any other entity in which the Company directly or indirectly invests) to comply with any tax return or information filing requirements or to obtain a reduced rate of, or exemptions from, any applicable tax, whether pursuant to the laws of such jurisdiction or an applicable tax treaty. The Board of Managers shall make or cause the Company to make any reasonable filings, applications, or elections necessary to obtain any available exemption from, reduction in, or refund of, any withholding or other taxes imposed by any tax authority with respect to income of or distributions from the Company in respect of the Member’s interest. If the Member must make any such filings, applications, or elections directly, the Board of Managers, at the Member’s request, shall (or shall cause the Company to) (i) use commercially reasonable efforts to provide such relevant information as it possesses, and (ii) take such other action as may reasonably be necessary to (x) complete or make such filings, applications, or elections, and (y) obtain the related exemption from, reduction in, or refund of, such withholdings or other taxes.

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8.06         Adjustments for Dilutive Issues

(a)           No Adjustments. No adjustment in the Adjustment Price for the Series A Preferred Units or Series B Preferred Units, as applicable, shall be made as a result of the issuance of Additional Units if the Company receives written notice from the Requisite Series A Preferred Holders or Requisite Series B Preferred Holders, respectively, agreeing that no such adjustment shall be made to the applicable Adjustment Price as a result of the issuance of such Additional Units.

(b)           Adjustment of Adjustment Price Upon Issuance of Additional Units. In the event the Company shall at any time or from time to time after the date of this Agreement issue Additional Units (including Additional Units deemed to be issued pursuant to Section 8.06(e)), without consideration or for a consideration per Unit less than the Series A Adjustment Price for the Series A Preferred Units or the Series B Adjustment Price for the Series B Preferred Units, in each case, in effect immediately prior to such issuance or deemed issuance, then such Adjustment Price shall be reduced, concurrently with such issuance or deemed issuance, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(A)        “CP2” shall mean the Adjustment Price in effect immediately after such issuance or deemed issuance of Additional Units;

(B)         “CP1” shall mean the Adjustment Price in effect immediately prior to such issuance or deemed issuance of Additional Units;

(C)         “A” shall mean the number of Units Deemed Outstanding immediately prior to such issuance or deemed issuance of Additional Units;

(D)         “B” shall mean the number of Units that would have been issued if such Additional Units had been issued or deemed issued at a price per Unit equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

(E)         “C” shall mean the number of such Additional Units issued or deemed issued in such transaction.

(c)           Determination of Consideration. For purposes of this Section 8.06, the consideration received by the Company for the issue of any Additional Units shall be computed as follows:

(i)            Cash and Property: Such consideration shall:

(A)        insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

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(B)         insofar as it consists of property other than cash, be computed at the Fair Market Value thereof at the time of such issue; and

(C)         in the event Additional Units are issued together with other units or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Managers.

(ii)           Options and Convertible Securities: The consideration per unit received by the Company for Additional Units deemed to have been issued pursuant to Section 8.06(e), relating to Options (as defined below) and Convertible Securities (as defined below), shall be determined by dividing:

(A)        The total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(B)         the maximum number of Units (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(d)           Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Units that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Adjustment Price, then, upon the final such issuance, the number of the issued and outstanding Series A Preferred Units and Series B Preferred Units shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(e)           Deemed Issue of Additional Units.

(i)            For purposes hereof, (x) “Convertible Securities” shall mean any evidences of indebtedness, Units or other securities directly or indirectly convertible into or exchangeable for Units, but excluding Options, and (y) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Units or Convertible Securities.

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(ii)            If the Company at any time or from time to time after the date of this Agreement shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities), then the maximum number of Units (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Units issued as of the time of such issue.

(iii)           If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Adjustment Price pursuant to the terms of Section 8.06(b), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of Units issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Adjustment Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Adjustment Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (iii) shall have the effect of increasing the Adjustment Price to an amount which exceeds the lower of (x) the Adjustment Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (y) the Adjustment Price that would have resulted from any issuances of Additional Units (other than deemed issuances of Additional Units as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(iv)           If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Adjustment Price pursuant to the terms of Section 8.06(b) (either because the consideration per Unit of the Additional Units subject thereto was equal to or greater than the Adjustment Price then in effect, or because such Option or Convertible Security was issued before the date of this Agreement), are revised after the date of this Agreement as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of Units issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Units subject thereto shall be deemed to have been issued effective upon such increase or decrease becoming effective.

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(v)           Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Adjustment Price pursuant to the terms of Section 8.06(b), the Adjustment Price shall be readjusted to such Adjustment Price as would have prevailed had such Option or Convertible Security (or portion thereof) never been issued.

(vi)           If the number of Units issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Adjustment Price shall be effected at the time of such issuance or amendment based on such number of Units or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided herein). If the number of Units issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Adjustment Price that would result under the terms of this Section 8.06(e) at the time of such issuance or amendment shall instead be effected at the time such number of Units and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Adjustment Price that such issuance or amendment took place at the time such calculation can first be made.

8.07         Adjustment for Splits and Combinations. If the Company shall at any time or from time to time after the date of this Agreement effect a subdivision of the outstanding Units, each Adjustment Price in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the date of this Agreement combine the outstanding Units, each Adjustment Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

8.08         Adjustment for Certain Distributions. In the event the Company at any time or from time to time after the date of this Agreement shall make a distribution payable on the Units in additional Units, then and in each such event each Adjustment Price in effect immediately before such event shall be decreased as of the time of such issuance by multiplying the Adjustment Price then in effect by a fraction:

(i)             the numerator of which shall be the total number of Units issued and outstanding immediately prior to the time of such issuance, and

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(ii)            the denominator of which shall be the total number of Units issued and outstanding immediately prior to the time of such issuance plus the number of Units issuable in payment of such distribution.

Notwithstanding the foregoing, no such adjustment shall be made if the holders of Preferred Units simultaneously receive a distribution of Units in a number equal to the number of Units as they would have received in a pro rata distribution to holders of Units in relative proportion to each such holder’s Percentage Interest on the date of such event.

8.09         Adjustments for Other Distributions. In the event the Company at any time or from time to time after the date of this Agreement shall make a distribution payable in securities of the Company or in other property and the other provisions of ARTICLE VIII do not apply to such distribution, then and in each such event the holders of Preferred Units shall receive, simultaneously with the distribution to the holders of Units, a distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received in a pro rata distribution to holders of Units in relative proportion to each such holder’s Percentage Interest on the date of such event.

8.10         Adjustment for Merger or Reorganization, Etc. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger (excluding a Change of Control, Sale of the Company or dissolution event) involving the Company in which the Common Units are converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 8.07, 8.08 and 8.09 above), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each Preferred Unit of each series shall thereafter be convertible in lieu of the Common Units into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of Common Units of the Company issuable upon conversion of one Preferred Unit of such series immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Managers of the Company) shall be made in the application of the provisions in ARTICLE VIII with respect to the rights and interests thereafter of the holders of the Preferred Unit, to the end that the provisions set forth in ARTICLE VIII (including provisions with respect to changes in and other adjustments of the Adjustment Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Units.

8.11         Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Adjustment Price pursuant to Sections 8.06 through 8.10, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Preferred Member a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of any Preferred Member (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the applicable Adjustment Price and Adjustment Ratio then in effect, and (ii) such holder’s Percentage Interest.

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8.12         Mandatory Conversion.

(a)           Trigger Event. Each Preferred Unit shall automatically be converted into the number of Common Units (or other applicable common stock or common equity of the applicable successor entity) equal to the then effective Adjustment Ratio for such Preferred Unit upon the earlier of (i) the date, or the occurrence of an event, specified by the vote or written consent of the Requisite Preferred Holders and the Requisite Series B Preferred Holders, or (ii) immediately prior to the closing of an IPO resulting in minimum gross proceeds to the Company of at least seventy five million dollars ($75,000,000) (a “Qualified IPO”) (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”). For the avoidance of doubt, and notwithstanding Section 10.11 with respect to the obligation thereunder to obtain the approval of the Requisite Preferred Holders, the Company may directly or indirectly convert into a corporation prior the Mandatory Conversion Time with respect to a Qualified IPO without the vote or written consent of the Requisite Preferred Holders; provided, however, that (1) such conversion to a corporation is in contemplation of an IPO that would qualify as a Qualified IPO, (2) such conversion shall take place as immediately prior to completion of the IPO as is reasonably practical, and (3) if for any reason such IPO does not take place, then the Company shall promptly convert back to a limited liability company (with an operating agreement and other governance agreements on substantially the same terms as applied prior to the conversion, with the Persons that were Preferred Members prior to such conversion receiving the same Preferred Units (representing the same rights and interests) that had been previously converted) unless otherwise agreed by Persons representing the Requisite Preferred Holders prior to such conversion and Persons representing the Requisite Series B Preferred Holders prior to such conversion. The documents effecting such conversion shall include the foregoing provisos as a surviving covenant on the part of the resulting corporation.

(b)           Procedural Requirements. All Preferred Members shall be sent written notice of the Mandatory Conversion Time. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. All rights with respect to the Preferred Units converted pursuant to Section 8.12(a), including the rights, if any, to receive notices and vote (other than as a holder of Common Units or Incentive Units), will terminate at the Mandatory Conversion Time, except only the rights of the Preferred Members to receive the items provided for in the next sentence of this Section 8.12(b). As soon as practicable after the Mandatory Conversion Time, the Company shall (A) issue and deliver to such Preferred Member, or such Person’s nominees, a notice of issuance of applicable Common Units (or other applicable common stock or common equity of the applicable successor entity) and (B) pay any declared but unpaid distributions with respect to the Preferred Units that have been so converted.

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(c)           Notwithstanding Section 8.12(a), if at the Mandatory Conversion Time, a Preferred Member would own greater than nine point nine percent (9.9%) of the outstanding voting securities of the Company (or applicable successor entity), such Preferred Member may, upon delivery of written notice to the Company, elect in its sole discretion to convert all or a portion of its Preferred Units into non-voting equity securities of the Company (or applicable successor entity) otherwise identical to the Common Units (or other applicable common stock or common equity of the applicable successor entity). The Company and the Members agree to take such actions as may be reasonably necessary to create and authorize the issuance of such non-voting equity securities in accordance with this Section 8.12(a).

ARTICLE IX
TAX MATTERS AND REPORTS; ACCOUNTING

9.01         Tax Reports to Current and Former Members. After the end of each Fiscal Year, the Company shall use commercially reasonable efforts to prepare and mail, or cause its accountants to prepare and mail, not later than seventy-five (75) days following the end of such Fiscal Year, to each Member and, to the extent necessary, to each former Member (or its legal representatives), a report setting forth in sufficient detail such information as is required to be furnished to Members by law and as shall enable such Member or former Member (or its legal representatives) to prepare their respective U.S. federal and state income tax returns or informational returns; provided, however, that the Company shall in all events provide the tax information and documentation specified in this sentence not later than ninety (90) days following the end of such Fiscal Year. The Company will use commercially reasonable efforts to provide, on request by any Member, an estimate of such Member’s taxable income (loss) not later than sixty (60) days after the end of each such Fiscal Year.

9.02         Accounting Records. The Company shall maintain complete books and records accurately reflecting the accounts, business, transactions and Members of the Company.

9.03         Tax Accounting Method. Those documents relating to allocations of items of income, gain, loss, deduction or credit and Capital Accounts shall be kept under federal income tax accounting principles as provided herein.

9.04         No United States Trade or Business. The Board of Managers shall cause the Company to conduct its affairs so that the Company and its Members are not treated as engaging in a “trade or business within the United States” within the meaning of Section 864 of the Code, and so that no Member that is not a United States person (within the meaning of Section 7701(a)(30) of the Code) recognizes income that is treated as “effectively connected with the conduct of a trade or business within the United States,” within the meaning of Section 864 of the Code solely as a result of its interest in the Company.

9.05         No Unrelated Business Taxable Income. The Board of Managers shall cause the Company to conduct its affairs so that no Member recognizes income that is (i) unrelated business taxable income (as such term is used in Sections 511 through 514 of the Code) or (ii) unrelated debt-financed income within the meaning of Section 514 of the Code solely as a result of its interest in the Company.

9.06         No Commercial Activity. The Board of Managers shall cause the Company to conduct its affairs so that the Company and its Members are not treated as engaging in the conduct of any “commercial activity” within the meaning of Treasury Regulation Section 1.892-4T, as modified by proposed Treasury Regulations Section 1.892-4 and -5, solely as a result of owning an interest in the Company.

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9.07         Real Property. The Company covenants that it will not purchase any United States real property interest (within the meaning of Section 897(c) of the Code, enter into a lease for United States real property with a term longer than 49 years, or otherwise take any action, in each case, to the extent such action could reasonably be expected to result in the Company or Apogee Therapeutics, Inc. becoming (i) a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (a “USRPHC”) or (ii) a partnership described in Temporary Treasury Regulations Section 1.1445-11T(b). The Company agrees to make determinations as to its status, or the status of any subsidiary of the Company, as a USRPHC, and will file statements concerning those determinations with the Internal Revenue Service, in the manner and at the times required under Treasury Regulations Section 1.897-2(h), or any supplementary or successor provision thereto, as applicable. If at any time in the future the Company or any subsidiary of the Company should become a USRPHC, the Company shall, as promptly as possible, notify each Member of such change in status).

9.08         Certain Assets. The Company shall hold all of its assets and conduct all of its related activities, directly or indirectly, through entities classified as corporations for U.S. federal income tax purposes; provided that, notwithstanding the foregoing, the Company, directly or indirectly, may hold the following assets (and conduct related activities) outside of any such corporations in each case with respect to the below to the extent consistent with the covenants set forth in this Article IX, including without limitation, Sections 9.04 and 9.05 above: (i) equity of any entity classified as a corporation for U.S. federal income tax purposes, (ii) any instrument classified as debt for U.S. federal income tax purposes that is held for investment, cash management, or to finance the activities of the Company and/or its subsidiaries or other companies in which the Company owns equity, (iii) cash or cash equivalents, (iv) business records and other related assets utilized in the administration of the Company and its subsidiaries, (v) any other asset which will produce solely income described in Section 851(b)(2) of the Code, and (vi) any option (including put or call options) or any right to any contingent payment, including any rights to an earn-out, issued in respect of (including upon the disposition of or a distribution in respect of) an asset described in clauses (i) through (v). For purposes of clarity, the preceding sentence shall not preclude the Company from holding assets (and conducting related activities) enumerated in clauses (i) through (vi) of the proviso of the preceding sentence directly or indirectly through entities classified as partnerships or disregarded entities for U.S. federal income tax purposes (“Pass-Through Entities”), provided that the Board of Managers causes such Pass-Through Entities to be operated in a manner consistent with the covenants set forth in this Article IX, including without limitation, Sections 9.04 and 9.05 above.

9.09         No Filing Tax Returns. The Board of Managers shall cause the Company to conduct its affairs so that no Member is required to (a) file any income tax or other tax return in any jurisdiction other than such Member’s tax residence (other than any form or declaration required to establish a right to the benefit of an applicable tax treaty or an exemption from or reduced rate of withholding or similar taxes, or in connection with an application for a refund of withholding or similar taxes), or (b) directly pay income tax or other taxes (other than withholding or similar taxes) in such jurisdiction solely as a result of its interest in the Company.

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ARTICLE X
RESTRICTIONS ON TRANSFER; RIGHT OF FIRST REFUSAL; DRAG-ALONG
RIGHTS; PRE-EMPTIVE RIGHTS; CONVERSION TO CORPORATION; AND LOCK-
UP

10.01       Transfers.

(a)           Except as otherwise specifically provided herein, no Member holding Common Units (other than Common Units converted from Preferred Units) or Incentive Units shall, directly or indirectly, sell, exchange, transfer (by gift or otherwise), assign, distribute, pledge, create a security interest, lien or trust with respect to, or otherwise dispose of or encumber such Units owned by such Member or any interest in or option on or based on the value of such Units (any of the foregoing being referred to as a “Transfer”) without the prior written consent of the Board of Managers, which consent may be granted or withheld in the sole discretion of the Board of Managers. Any purported Transfer of Units in violation of the provisions of this ARTICLE X shall be void and of no force and effect whatsoever, and the Company shall not record any such event on its books or treat any such transferee as the owner of such Units for any purpose. Any Transfer permitted by this Agreement shall be termed a “Permitted Transfer” and the transferee of any Permitted Transfer shall be termed a “Permitted Transferee.”

(b)           Notwithstanding anything herein to the contrary, the following Transfers shall be limited only by Section 10.02 and for the purposes of clarity shall not be subject to the restrictions set forth in Sections 10.03, 10.04 or 10.08: (i) by any Member to the spouse, children (natural or adopted) or siblings (and siblings’ children) of such Member or to a trust or family limited partnership for the benefit of any of them; (ii) upon the death of any Member, to such Member’s heirs, executors or administrators or to a trust under such Member’s will, or between such Member and such Member’s guardian or conservator; or (iii) with respect to a Member that is not a natural person, to another entity that is an Affiliate of such Member.

(c)           Any Imputed Underpayment Amount that is properly allocable to a transferor of an interest, as reasonably determined by the Board of Managers, shall be treated as a Withholding Payment with respect to the applicable transferee in accordance with Section 13.01. Furthermore, as a condition to any Transfer, each transferor shall be required to agree (i) to continue to comply with the provisions of Section 7.03(d) notwithstanding such Transfer and (ii) to indemnify and hold harmless the Company and the Board of Managers from and against any and all liability with respect to the transferee’s Withholding Payments resulting from Imputed Underpayment Amounts attributable to the transferor to the extent that the transferee fails to do so.

10.02       Effective Date and Requirements of Transfer.

(a)           Any valid Transfer of a Member’s Units, or part thereof, pursuant to the provisions of this Agreement, shall be effective as of the close of business on the day in which such Transfer occurs (including fulfillment of all conditions and requirements with respect thereto). The Company shall, from the effective date of such Transfer, thereafter make all further distributions, on account of the Units (or part thereof) so assigned to the Permitted Transferee of such interest, or part thereof.

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(b)           Every Permitted Transfer shall be subject to the following requirements (in addition to any other requirements contained in this Agreement):

(i)             If not already a Member, the transferee shall execute a counterpart to this Agreement thereby agreeing to be bound by all the terms and conditions of this Agreement;

(ii)            The transferee shall establish that the proposed Transfer will not cause or result in any violation of law, including without limitation, federal or state securities laws, and that the proposed Transfer would not cause or require (A) the Company to be an investment company as defined in the Investment Company Act of 1940, as amended or (B) the registration of the Company’s securities under federal securities laws;

(iii)           The transferee shall establish to the satisfaction of the Board of Managers that the proposed Transfer would not adversely affect the classification of the Company as a partnership for federal or state tax purposes, cause the Company to fail to qualify for any applicable regulatory safe harbor from treatment as a publicly traded partnership treated as a corporation under Section 7704 of the Code, or have a substantial adverse effect with respect to federal income taxes payable by the Company;

(iv)           If the transferor (or if such transferor is a disregarded entity for U.S. federal income tax purposes, the first direct or indirect beneficial owner of such transferor that is not a disregarded entity (the “Transferor’s Owner”)) is a “United States person” as defined in Section 7701(a)(30) of the Code, then such transferor (or Transferor’s Owner, if applicable) shall complete and provide to both of the transferee and the Company, a duly executed affidavit in the form provided to such transferor by the Company, certifying, under penalty of perjury, that the transferor (or Transferor’s Owner, if applicable) is not a foreign person, nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate (as such terms are defined under the Code and applicable Treasury Regulations) and the transferor’s (or Transferor’s Owner’s, if applicable) United States taxpayer identification number; and

(v)            If the transferor (or if such transferor is a disregarded entity for U.S. federal income tax purposes, the Transferor’s Owner) is not a “United States person” as defined in Section 7701(a)(30) of the Code, then such transferor and transferee shall jointly provide to the Company written proof reasonably satisfactory (1) that any applicable withholding tax that may be imposed on such Transfer (including pursuant to Sections 864 and 1446 of the Code) and any related tax returns or forms that are required to be filed, have been, or will be, timely paid and filed, as applicable, or (2) that withholding is not required because the transferor is not required to recognize any gain or loss by reason of a nonrecognition provision of the Code or other applicable exception and that any required notices or forms have been, or will be, timely filed.

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(c)           Any Transfer that the Board of Managers reasonably determines may have a consequence described in Section 10.02(b) shall not be permitted.

10.03       Right of First Refusal.

(a)           Grant. Subject to Sections 10.01 and 10.02, each holder of Common Units (other than Common Units converted from Preferred Units) and Incentive Units (collectively, the “ROFR Subjects”) hereby unconditionally and irrevocably grants first, to the Company and second, to the Preferred Members, a Right of First Refusal to purchase all or any portion of Transfer Units that such Member may propose to transfer in a Proposed Transfer, at the same price and on the same terms and conditions as those offered to the Proposed Transferee.

(b)           Notice. Each ROFR Subject proposing to make a Proposed Transfer must deliver a Transfer Notice to the Company and each Preferred Member not later than forty-five (45) days prior to the consummation of such Proposed Transfer. Such Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Transfer, the identity of the Proposed Transferee and the intended date of the Proposed Transfer.

(c)           To exercise its Right of First Refusal under this Section 10.03, the Company must deliver a Company Notice to the selling ROFR Subject, as applicable, within ten (10) days after delivery of the Transfer Notice (the “Company Refusal Period”). Within five (5) days after expiration of the Company Refusal Period, the Company shall give written notice (the “Company’s Expiration Notice”) to the selling ROFR Subject and to the Preferred Members stating whether (A) the Company has exercised its Right of First Refusal with respect to all of the Transfer Units or (B) the Company’s Right of First Refusal has lapsed or been waived as to any portion of the Transfer Units (specifying the number of Transfer Units as to which the Right of First Refusal has lapsed or been waived). Notwithstanding any failure by the Company to deliver a Company’s Expiration Notice, to the extent that the Company does not exercise its Right of First Refusal during the Company Refusal Period, it shall be deemed to have waived such right; however, a failure to deliver a Company’s Expiration Notice shall not affect the Preferred Members’ Right of First Refusal as set forth in Section 10.03(d) below.

(d)           To the extent the Company does not exercise its right to purchase all of the Transfer Units, for a period of twenty (20) days following receipt of the Company’s Expiration Notice (the “Acceptance Period”), each Preferred Member shall have the right to purchase its pro rata share of the Transfer Units on the same terms and conditions as set forth in the Transfer Notice. If a Preferred Member desires to exercise its right to purchase all or any portion of its pro rata share of the Transfer Units, it shall give written notice (the “Purchase Notice”) to the Transferring Member, with a copy to the Company, no later than the expiration of the Acceptance Period. Each Preferred Member’s pro rata share of the Transfer Units shall be equal to a fraction, the numerator of which is the number of Preferred Units (as adjusted by the applicable Adjustment Ratio) owned by such Preferred Member on the date of the Transfer Notice and the denominator of which is the total number of outstanding Preferred Units (as adjusted by the applicable Adjustment Ratio) and Common Units owned by all of the Preferred Members on the date of the Transfer Notice.

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(e)            If the Rights of First Refusal have been exercised by the Company and the Preferred Members with respect to some but not all of the Transfer Units by the end of the twenty (20) day period specified in Section 10.03(d) (the “Investor Notice Period”), then the Company shall, immediately after the expiration of the Investor Notice Period, send written notice (the “Company Undersubscription Notice”) to those Preferred Members who fully exercised their Right of First Refusal within the Investor Notice Period (the “Fully Exercising Investors”). Each Fully Exercising Investor shall, subject to the provisions of this Section 10.03(e), have an additional option to purchase all or any part of the balance of any such remaining unsubscribed Transfer Units. To exercise such option, a Fully Exercising Investor must give written notice of such Fully Exercising Investor’s election to the Transferring Member and the Company within ten (10) days after the expiration of the Investor Notice Period. In the event there are two (2) or more such Fully Exercising Investors that choose to exercise the last-mentioned option for a total number of remaining Transfer Units in excess of the number available, the remaining Transfer Units available for purchase under this Section 10.03(e) shall be allocated to such Fully Exercising Investors pro rata based on the number of Transfer Units such Fully Exercising Investors have elected to purchase pursuant to the Right of First Refusal (without giving effect to any Transfer Units that any such Fully Exercising Investor has elected to purchase pursuant to the Company Undersubscription Notice). If the options to purchase the remaining Transfer Units are exercised in full by the Fully Exercising Investors, the Company shall immediately notify all of the Fully Exercising Investors and the Transferring Member of that fact.

(f)            Aggregation of Units. All Preferred Units held or acquired by Affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Section 10.03 and Section 10.04 and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

(g)           Consideration; Closing. If the consideration proposed to be paid for the Transfer Units is in property, services or other non-cash consideration, the value of the consideration shall be the Fair Market Value and as set forth in the Company Notice. If the Company or any Preferred Member cannot for any reason pay for the Transfer Units in the same form of non-cash consideration, the Company, such Preferred Member, as applicable, may pay the Fair Market Value cash value equivalent thereof, as set forth in the Company Notice or Purchase Notice, as applicable. The closing of the purchase of Transfer Units by the Company and/or the Preferred Members shall take place, and all payments from the Company shall have been delivered to the selling ROFR Subject by the later of (i) the date specified in the Transfer Notice as the intended date of the Proposed Transfer and (ii) forty-five (45) days after delivery of the Transfer Notice.

(h)           In the event of a conflict between this Agreement and any other agreement that may have been entered into by a ROFR Subject with the Company that contains a preexisting right of first refusal, the Company and the ROFR Subject acknowledge and agree that the terms of this Agreement shall control and the preexisting right of first refusal shall be deemed satisfied by compliance with this Section 10.03.

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10.04       Right of Co-Sale.

(a)           Exercise of Right. If any Transfer Units subject to a Proposed Transfer are not purchased pursuant to Section 10.03 above and thereafter are to be sold to a Proposed Transferee (subject to Section 10.01), each respective Preferred Member may elect to exercise its Right of Co-Sale and participate on a pro rata basis in the Proposed Transfer as set forth in Section 10.04(b) below and otherwise on the same terms and conditions specified in the Transfer Notice. Each Preferred Member who desires to exercise its Right of Co-Sale (each, a “Participating Preferred Member”) must give the selling ROFR Subject, written notice to that effect within fifteen (15) days after the expiration of the Acceptance Period described above, and upon giving such notice such Preferred Member shall be deemed to have effectively exercised the Right of Co Sale.

(b)           Units Includable. Each Participating Preferred Member may include in the Proposed Transfer all or any part of such Participating Preferred Member’s Units equal to the product obtained by multiplying (i) the aggregate number of Transfer Units subject to the Proposed Transfer (excluding Units purchased by the Company or the Preferred Members pursuant to the Right of First Refusal) by (ii) a fraction, the numerator of which is the number of Units owned by such Participating Preferred Member immediately before consummation of the Proposed Transfer and the denominator of which is the total number of Units owned, in the aggregate, by all Participating Preferred Members immediately prior to the consummation of the Proposed Transfer, plus the number of Transfer Units held by the selling ROFR Subject, as applicable. To the extent one or more of the Participating Preferred Members exercise such right of participation in accordance with the terms and conditions set forth herein, the number of Transfer Units that the selling ROFR Subject, as applicable, may sell in the Proposed Transfer shall be correspondingly reduced.

(c)           Purchase Covenants. The parties hereby agree that the terms and conditions of any sale pursuant to this Section 10.04 will be memorialized in, and governed by, a written purchase and sale agreement with customary terms and provisions for such a transaction and the parties further covenant and agree to enter into such an agreement as a condition precedent to any sale or other transfer pursuant to this Section 10.04. Neither the Transfer of Transfer Units by the selling ROFR Subject, nor the Transfer of Units by a Participating Preferred Member shall be effective, unless, contemporaneously with such Transfer, the Proposed Transferee executes a counterpart to this Agreement, thereby agreeing to be bound to all the terms and conditions of this Agreement. If any Proposed Transferee or Transferees refuse(s) to purchase securities subject to the Right of Co-Sale from any Participating Preferred Member exercising its Right of Co-Sale hereunder, no ROFR Subject may sell any Transfer Units to such Proposed Transferee or Transferees unless and until, simultaneously with such sale, such ROFR Subject purchases all securities subject to the Right of Co-Sale from such Participating Preferred Member on the same terms and conditions (including the proposed purchase price) as set forth in the Transfer Notice.

(d)           Additional Compliance. If any Proposed Transfer is not consummated within sixty (60) days after receipt of the Transfer Notice by the Company, the ROFR Subject proposing the Proposed Transfer may not sell any Transfer Units unless they first comply again in full with each provision of Section 10.03 and this Section 10.04 with respect to such Proposed Transfer. The exercise or election not to exercise any right by any Preferred Member hereunder shall not adversely affect its right to participate in any other sales of Transfer Units subject to this Section 10.04.

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10.05       Effect of Failure to Comply with Right of First Refusal and Right of Co-Sale.

(a)           Transfer Void; Equitable Relief. Any Proposed Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Transfer Units not made in strict compliance with this Agreement).

(b)           Violation of First Refusal Right. If any ROFR Subject becomes obligated to sell any Transfer Units to the Company or any Preferred Member under this Agreement and fails to deliver such Transfer Units in accordance with the terms of this Agreement, the Company or such Preferred Member, as applicable, may, at its option, in addition to all other remedies it may have, send to such ROFR Subject the purchase price for such Transfer Units as is herein specified and transfer to the name of the Company or such Preferred Member (or request that the Company effect such transfer in the name of a Preferred Member) on the Company’s books the Transfer Units to be sold.

(c)           Violation of Co-Sale Right. If any ROFR Subject purports to sell any Transfer Units in contravention of the Right of Co-Sale (a “Prohibited Transfer”), each Preferred Member who desires to exercise its Right of Co-Sale under Section 10.04 may, in addition to such remedies as may be available by law, in equity or hereunder, require such ROFR Subject to purchase from such Preferred Member the type and number of Units that such Preferred Member would have been entitled to sell to the Proposed Transferee under Section 10.04 had the Prohibited Transfer been effected pursuant to and in compliance with the terms of Section 10.04. The sale will be made on the same terms and subject to the same conditions as would have applied had the ROFR Subject not made the Prohibited Transfer, except that the sale (including, without limitation, the delivery of the purchase price) must be made within ninety (90) days after the Preferred Member learns of the Prohibited Transfer, as opposed to the timeframe proscribed in Section 10.04. Such ROFR Subject shall also reimburse each Preferred Member for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Preferred Member’s rights under Section 10.04.

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10.06       Exempt Transfers.

(a)           Exempted Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 10.03 and 10.04 shall not apply: (a) in the case of a ROFR Subject that is an entity, upon a transfer by such ROFR Subject to its stockholders, members, partners or other equity holders, (b) to a repurchase of Transfer Units from a ROFR Subject by the Company at a price no greater than the lower of (A) Fair Market Value of such Units or (B) the price originally paid by such ROFR Subject for such Transfer Unit, in each case, pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board of Managers, (c) to a pledge of Transfer Units that creates a mere security interest in the pledged Transfer Units, provided that the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions of this Agreement to the same extent as if it were the ROFR Subject making such pledge, or (d) in the case of a ROFR Subject that is a natural person, upon a transfer of Transfer Unit by such ROFR Subject made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy to his or her spouse, including any life partner or similar statutorily recognized domestic partner, child (natural or adopted), or any other direct lineal descendant of such ROFR Subject (or his or her spouse, including any life partner or similar statutorily recognized domestic partner) (all of the foregoing collectively referred to as “family members”), or any other person approved by unanimous consent of the Board of Managers, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, such ROFR Subject or any such family members; provided that in the case of clauses (a), (c) or (d), the ROFR Subject shall deliver prior written notice to the Members of such pledge, gift or transfer and such Transfer Units shall at all times remain subject to the terms and restrictions set forth in this Agreement and such transferee shall, as a condition to such issuance, deliver a counterpart signature page to this Agreement as confirmation that such transferee shall be bound by all the terms and conditions of this Agreement as a ROFR Subject (but only with respect to the securities so transferred to the transferee), including the obligations of a ROFR Subject with respect to Proposed Transfers of such Transfer Units pursuant ARTICLE X; provided, further, in the case of any transfer pursuant to clause (a) or (d) above, that such transfer is made pursuant to a transaction in which there is no consideration actually paid for such transfer; and provided, further, that in no event shall any unvested Units be transferred pursuant to this Section 10.06(a).

(b)           Exempted Offerings. Notwithstanding the foregoing or anything to the contrary herein, the provisions of ARTICLE X shall not apply to the sale of any Transfer Units (a) to the public in an offering pursuant to an effective registration statement under the Securities Act or (b) pursuant to a Change of Control.

(c)           Prohibited Transferees. Notwithstanding the foregoing, no ROFR Subject shall transfer any Transfer Unit to (a) any entity which, in the determination of the Board of Managers, directly or indirectly competes with the Company or (b) any customer, distributor or supplier of the Company, if the Board of Managers should determine that such transfer would result in such customer, distributor or supplier receiving information that would place the Company at a competitive disadvantage with respect to such customer, distributor or supplier (collectively, the “Prohibited Transferees”).

10.07       Drag-Along Right.

(a)           Definitions. A “Sale of the Company” means either: (a) a transaction or series of related transactions in which a Person, or a group of related Persons, that is or are not Affiliates of the Company, acquires from the Members, Units representing more than fifty percent (50%) of the outstanding voting power of the Company (a “Unit Sale”); or (b) a transaction that qualifies as a Change of Control.

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(b)           Actions to be Taken. In the event that (A) the Requisite Preferred Holders and the Requisite Series B Preferred Holders as required under Section 3.05(c) (collectively, the “Selling Holders”) and (B) the Board of Managers approve a Sale of the Company in writing, specifying that this Section 10.07(b) shall apply to such transaction, then each Member hereby agrees:

(i)             if such transaction requires Member approval, with respect to all Units that such Member owns or over which such Member otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Units in favor of, and adopt, such Sale of the Company (together with any related amendment to this Agreement required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Sale of the Company;

(ii)            if such transaction is a Unit Sale, to sell the same proportion of Units beneficially held by such Member as is being sold by the Selling Holders to the Person to whom the Selling Holders propose to sell their Units, and, except as permitted in Section 10.07(c) below, on the same terms and conditions as the Selling Holders;

(iii)           to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Holders in order to carry out the terms and provisions of this Section 10.07, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, and any similar or related documents;

(iv)           not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Units owned by such party or Affiliate in a voting trust or subject any Units to any arrangement or agreement with respect to the voting of such Units, unless specifically requested to do so by the acquirer in connection with the Sale of the Company;

(v)            to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(vi)           if the consideration to be paid in exchange for the Units pursuant to this Section 10.07 includes any securities and due receipt thereof by any Member would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Member of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Member in lieu thereof, against surrender of the Units which would have otherwise been sold by such Member, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Member would otherwise receive as of the date of the issuance of such securities in exchange for the Units; and

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(vii)          in the event that the Selling Holders, in connection with such Sale of the Company, appoint a member representative (the “Member Representative”) with respect to matters affecting the Members under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) to consent to (i) the appointment of such Member Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Member’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Member Representative in connection with such Member Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Members, and (y) not to assert any claim or commence any suit against the Member Representative or any other Member with respect to any action or inaction taken or failed to be taken by the Member Representative in connection with its service as the Member Representative, absent fraud or willful misconduct.

(c)           Exceptions. Notwithstanding the foregoing, a Member will not be required to comply with Section 10.07(b) above in connection with any proposed Sale of the Company (the “Proposed Sale”) unless:

(i)             any representations and warranties to be made by such Member in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Units, including but not limited to representations and warranties that (A) the Member holds all right, title and interest in and to the Units such Member purports to hold, free and clear of all liens and encumbrances, (B) the obligations of the Member in connection with the transaction have been duly authorized, if applicable, (C) the documents to be entered into by the Member have been duly executed by the Member and delivered to the acquirer and are enforceable against the Member in accordance with their respective terms and (D) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Member’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency;

(ii)            the Member shall not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale, other than for the inaccuracy of any representation or warranty made by the Company in connection with the Proposed Sale (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Member of any of identical representations, warranties and covenants provided by all Members);

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(iii)           the liability for indemnification, if any, of such Member in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company or its Members in connection with such Proposed Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any Member of any of identical representations, warranties and covenants provided by all Members), and subject to the provisions of this Agreement, and is pro rata in proportion to the amount of consideration paid to such Member in connection with such Proposed Sale (in accordance with the provisions of this Agreement related to the allocation of the escrow);

(iv)           a Member’s liability shall be limited to such Member’s pro rata share (determined based on the respective proceeds payable to each Member in connection with such Proposed Sale in accordance with the provisions of this Agreement) of a negotiated aggregate indemnification amount that applies equally to all Members but that in no event exceeds the amount of consideration actually paid to such Member in connection with such Proposed Sale, except with respect to claims of fraud by such Member, the liability for which need not be limited as to such Member;

(v)            upon the consummation of the Proposed Sale: (A) except as provided in Section 10.07(b)(vi), each holder of each class or series of Units will receive the same form of consideration for their Units of such class or series as is received by other holders in respect of their Units of such same class or series of Units; and (B) the aggregate consideration receivable by all holders of Units shall be allocated among the holders of Series B Preferred Units, Series A Preferred Units, Common Units and Incentive Units in accordance with Section 8.01 of this Agreement as if such consideration were distributed to the Members pursuant thereto;

(vi)           except as provided in Section 10.07(b)(b)(vi), subject to clause (v) above, requiring the same form of consideration to be available to the holders of any single class or series of Units, if any holders of any Units are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such Units will be given the same option; and

(vii)          no Member who is not an employee shall be required to agree to any restrictive covenant in connection with the Proposed Sale (including, without limitation, any covenant not to compete with or covenant not to solicit or hire customers, employees or suppliers of any party to the Proposed Sale) or any release of claims other than a release in customary form of claims arising solely in such Member’s capacity as a Member of the Company.

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(d)           Irrevocable Proxy and Power of Attorney. Each party to this Agreement hereby constitutes and appoints as the proxies of the party and hereby grants a power of attorney to the President of the Company, and a designee of the Selling Holders, and each of them, with full power of substitution, with respect to the matters set forth in this Section 10.07, and hereby authorizes each of them to represent and to vote, in each case, if and only if the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party’s Units and in accordance with the terms and provisions of this Section 10.07 of this Agreement or to take any action reasonably necessary to effect this Section 10.07. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates. Each party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Units and shall not hereafter, unless and until this Agreement terminates, purport to grant any other proxy or power of attorney with respect to any of the Units, deposit any of the Units into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Units, in each case, with respect to any of the matters set forth herein. This Section 10.07(d) shall not apply to the Wellington Investors; provided, however, that the Wellington Investors shall not be relieved of any of their voting obligations under this Agreement.

(e)           Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Section 10.07 are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and each Member shall be entitled to an injunction to prevent breaches of this Section 10.07, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

(f)            Remedies Cumulative. All remedies, either under this Section 10.07 or by law or otherwise afforded to any party, shall be cumulative and not alternative.

10.08       Effect of Non-Compliance. Any attempted Transfer not permitted by and in compliance with this ARTICLE X shall be null and void, and the Company shall not recognize the attempted purchaser, assignee, or transferee for any purpose whatsoever, and the Member attempting such Transfer shall have breached this Agreement for which the Company shall have all remedies available for breach of contract.

10.09       Restrictions on Sales of Control of the Company. No Member shall be a party to any Unit Sale unless all holders of Preferred Units are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in Section 8.01 of this Agreement in effect immediately prior to the Unit Sale (as if such transaction were a Change of Control), unless the Requisite Series A Preferred Holders and Requisite Series B Preferred Holders elect otherwise by written notice given to the Company at least ten (10) days prior to the effective date of any such transaction or series of related transactions.

10.10       Substitution of Members. A transferee of a Unit shall have the right to become a substitute Member only with the consent of the Board of Managers. The admission of a substitute Member shall not result in the release of the Member who assigned the Unit from any liability that such Member may have to the Company.

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10.11       Conversion to Corporation and Registration Rights.

(a)           The Members acknowledge that the Company may need to convert into a corporation organized under the DGCL at some future date in connection with preparation for an IPO or in order to facilitate a financing or for tax purposes or for some other reason. Whether the Company is directly converted into a corporation or indirectly converted into a corporation pursuant to a merger or reorganization, any conversion of the Company into a corporation must be approved by (i) the Board of Managers, and (ii) the Requisite Preferred Holders. If the conversion into a corporation is approved in accordance with the preceding sentence, all Members will take necessary and appropriate steps to implement a corporate conversion of the Company, whether pursuant to conversion, merger or reorganization of the Company (“Corporate Conversion”) which may include, as an example, contribution of their Units to a newly formed corporation or distribution of a subsidiary of the Company that owns all material assets of the Company and its subsidiaries to the Members in liquidation of the Company (in each case, such surviving entity, “Holdings”) on terms that preserve and reflect the substantive economic rights of their Units; provided, that in connection with a conversion to effect an IPO, if such Units are entitled to distributions under Section 8.01(b), then, following the consummation of such IPO, such Unit shall be converted to a number of shares of common stock of Holdings equal to such number of shares of common stock as would provide all Members of such Units so entitled to distributions under Section 8.01(b) with an aggregate ownership percentage in Holdings equal to the Percentage Interest attributable to such Units (assuming full vesting of Units for this purpose and no issuance of additional equity in connection with an IPO), allocated on a pro rata basis among such Members in accordance with their respective Percentage Interest (assuming full vesting of Units for this purpose), in each case, subject to adjustment to such Percentage Interests as contemplated by the next proviso (the “Initial Equity Allocation”); provided, further, notwithstanding the foregoing, the Board of Managers shall modify the economic rights associated with any shares issued to holders of Incentive Units to preserve the status of such Units as “profits interests” within the meaning of IRS Revenue Procedures 93-27 and 2001-43 and to reduce the absolute number of shares of common stock of Holdings issued in respect of Incentive Units (the amount of the reduction of the common equity of Holdings, the “Holdings Reduced Equity”) at the time of a Corporate Conversion (unless otherwise determined by the Board of Managers), provided that the aggregate value of such shares of common stock of Holdings, as determined by the Board of Managers in its discretion, is equal in value to the amount of proceeds, if any, distributable to such Incentive Units under Section 8.01(b) in the event of a hypothetical liquidating distribution pursuant to Section 11.02 if the Company was sold for an aggregate purchase price equal to its then-current enterprise value (with any such Holdings Reduced Equity being allocated to the Members (other than any Member holding Incentive Units in respect of their Incentive Units) in accordance with their respective Percentage Interests (assuming full vesting of Units for this purpose, but excluding the Incentive Units) after taking into account the Initial Equity Allocation as part of the same transaction); provided, further, that, any such shares of common stock issued with respect to any Units and Incentive Units subject to vesting at the time of such IPO shall continue to vest on the same schedule as such Units or Incentive Units. For the avoidance of doubt, it is the intention of the parties that any shares or the number of shares in Holdings to be received pursuant to this Section 10.11 will afford to the party receiving the same economic interest, rights, benefits and obligations as were associated with the Units held by such party immediately prior to such Corporate Conversion, both generally and relative to the holders of other shares of Holdings (but subject to the terms hereof, including the proviso in the immediately preceding sentence). In addition, the consent to any Corporate Conversion pursuant to the terms of this Section 10.11 shall be conclusive and binding on all Members, and the Members hereby waive any dissenters’ or appraisal rights that they may have pursuant to the Act, and agree to take any actions necessary and appropriate (including voting Units) in order to facilitate and effect such Corporate Conversion. The Company and the Members agree to use commercially reasonable efforts to effect such Corporate Conversion in a manner intended to be tax-free for the holders of the Units to the extent permitted by any applicable law.

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(b)           In connection with a Corporate Conversion approved by the Board of Managers and the Requisite Preferred Holders, each Member hereby agrees, if requested by the Company and such transaction requires Member approval, with respect to all Units that such Member owns or over which such Member otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all Units in favor of, and adopt, such Corporate Conversion and any related documents (including any documents required to effect the reorganization of the Company) and to vote in opposition to any and all other proposals that could reasonably be expected to delay or impair the ability of the Company to consummate such Corporate Conversion.

(c)           Promptly following a Corporate Conversion, the Company shall enter into the Registration Rights Agreement attached hereto as Exhibit A with the Preferred Members (in which the Preferred Members will be “Investors” thereunder); provided, however, if the Corporate Conversion is not effected in connection with an IPO, the Members shall also enter into such additional agreements as are necessary to provide the Members substantially similar obligations and rights as set forth in this Agreement (including customary a voting agreement, right of first refusal and co-sale agreement and investor rights agreement).

10.12       Preemptive Rights. Subject to the terms and conditions of this Section 10.12 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

(a)           The Company shall give notice (the “Offer Notice”) to each such Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities, including a summary of the rights and privileges of such New Securities.

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(b)           By notification to the Company within twenty (20) days after the Offer Notice is given (provided, that with the consent of the Requisite Preferred Holders, the Company may reduce such period to respond to no less than five (5) days), each such Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Preferred Units (as adjusted by the applicable Adjustment Ratio) then held by such Major Investor bears to the total number of Units (as adjusted by the applicable Adjustment Ratio) then outstanding (excluding all authorized unissued Incentive Units). If the right to purchase the New Securities has been exercised by the Major Investors with respect to some but not all of the New Securities by the end of the twenty (20) day period specified above (or such shorter period (to be no less than five (5) days) as approved by the Requisite Preferred Holders), then the Company shall send written notice (the “Secondary Offer Notice”) to those Major Investors who fully exercised their preemptive rights within the initial notice period. During the ten (10) day period commencing after the Company has given such notice (provided, that with the consent of the Requisite Preferred Holders, the Company may reduce such period to respond to no less than five (5) days), each such Major Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of units specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but were not subscribed for which is equal to the proportion that the Preferred Units (as adjusted by the applicable Adjustment Ratio) then held by such Fully Exercising Investor bears to the Preferred Units (as adjusted by the applicable Adjustment Ratio) and Common Units then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 10.12(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 10.12(c).

(c)            If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 10.12(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 10.12(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Section 10.12.

(d)            Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of this Section 10.12, the Company may elect to give notice to the Major Investors within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price, and terms of the New Securities. Each Major Investor shall have twenty (20) days from the date notice is given to elect to purchase up to the number of New Securities that would, if purchased by such Major Investor, maintain such Major Investor’s percentage-ownership position, calculated as set forth in Section 10.12(b) before giving effect to the issuance of such New Securities.

(e)            The covenants set forth in Sections 10.03, 10.04, 10.06, 10.09 and 10.12 shall terminate and be of no further force or effect (i) immediately before the consummation of an IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Change of Control, dissolution or liquidation of the Company, whichever event occurs first.

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10.13       Lock-Up.

(a)            Each Member hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO by the Company (or its successor), and ending on the date specified by the Company (or its successor) and the managing underwriter (such period not to exceed one hundred eighty (180) days): (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option; right; or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any equity securities of the Company (or its successor) held immediately before the effective date of the registration statement for the IPO or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such equity securities of the Company (or its successor), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of equity securities of the Company (or its successor) or other securities, in cash, or otherwise.

(b)            The foregoing provisions of this Section 10.13 (i) shall apply only to the IPO; (ii) shall not apply to (A) transactions (including, without limitation, any swap, hedge or similar agreement or arrangement) or announcements, in each case, relating to equity securities of the Company (or its successor) acquired in the IPO or securities acquired in open market or other transactions from and after the IPO or that otherwise do not involve or relate to equity securities of the Company (or its successor) owned by a Member or its underlying holder prior to the IPO, notwithstanding any voluntary or required filings that may be made in connection therewith under Section 16(a) of the Exchange Act, (B) the transfer of any shares to Affiliates of the Member, or (C) the sale of any shares to an underwriter pursuant to an underwriting agreement for such IPO; and (iii) shall be applicable to the Members (or their transferees) only if all Officers and Managers and holders of at least one percent (1%) of the outstanding equity securities of the Company (or its successor) are subject to the same restrictions. The underwriters in connection with the IPO are intended third party beneficiaries of this Section 10.13 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Member further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with the IPO that are consistent with this Section 10.13 or that are necessary to give further effect thereto. In the event that the Company or the managing underwriter waives or terminates any of the restrictions contained in this Section 10.13 or in a lock-up agreement with respect to the securities of any Member, Officer, Manager or greater than one-percent equityholder of the Company (in any such case, the “Released Securities”), the restrictions contained in this Section 10.13 and in any lock-up agreements executed by the Preferred Members shall be waived or terminated, as applicable, to the same extent and with respect to the same percentage of securities of each Preferred Member as the percentage of Released Securities represent with respect to the securities held by the applicable Member, Officer, Manager or greater than one-percent equityholder.

(c)            In order to enforce the covenant in Section 10.13(a) above, the Company may impose stop-transfer instructions with respect to the equity securities of each Member (and transferees and assignees thereof) until the end of such restricted period.

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ARTICLE XI
DISSOLUTION, LIQUIDATION, AND TERMINATION; INCORPORATION

11.01       Dissolution. The Company shall be dissolved upon (i) the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act or (ii) the decision of the Board of Managers, the Requisite Preferred Holders and the Requisite Series B Preferred Holders.

11.02       Liquidating Distributions. In settling accounts upon dissolution, winding up and liquidation of the Company, the assets of the Company shall be applied and distributed as expeditiously as possible in the following order:

(a)            To pay (or make reasonable provision for the payment of) all creditors of the Company, including, to the extent permitted by law, Members or other Affiliates that are creditors, in satisfaction of liabilities of the Company in the order of priority provided by law, including expenses relating to the dissolution and winding up of the Company, discharging liabilities of the Company, distributing the assets of the Company and terminating the Company as a limited liability company in accordance with this Agreement and the Act; and

(b)            To the Members in accordance with Section 8.01(b), subject to the other provisions of ARTICLE VIII and Section 13.01.

11.03       Allocation of Sale Proceeds.

(a)            Notwithstanding anything to the contrary contained herein, net proceeds paid or deemed paid in connection with a Sale Event (which shall include the aggregate consideration payable to holders of Units of the Company or received by the Company in connection with any Change of Control), after the full payment to any creditors of the Company and the establishment of reasonable reserves for contingent liabilities of the Company, to the extent required by law or in the Board of Managers’ reasonable discretion, shall be allocated among the participating Members by treating such proceeds as distributions under Section 8.01(b) hereof, subject to the other provisions of ARTICLE VIII and Section 13.01. For purposes hereof, a “Sale Event” means a bona fide, negotiated transaction in which the Company has determined to affect a Change of Control.

(b)            To the extent that the proceeds from a Sale Event are in a form other than cash, such non-cash proceeds shall be, in the Board of Managers’ discretion, either (i) reduced to cash or some other easily divisible and reasonably liquid asset for subsequent distribution among the Members in the order provided in Section 8.01(b) or (ii) distributed in-kind among the Members in the order provided in Section 8.01(b), in each case subject to the other provisions of ARTICLE VIII and Section 13.01. To the extent that non-cash proceeds from a Sale Event are not reduced to cash or other liquid asset and are distributed in-kind to the Members, distributions under Section 8.01(b) shall be made in a manner such that all Members receive their pro rata share of the cash proceeds from such transaction and each class or type of non-cash proceeds (unless otherwise agreed to by the Members). The value of such non-cash proceeds shall be equal to the Fair Market Value of the non-cash proceeds at the time of the distribution.

(c)            To the extent any proceeds of a Sale Event are set aside as a reserve against contingent liabilities and are not used to satisfy such liabilities and are subsequently distributed, such unused proceeds shall be distributed to the Members in the order provided in Section 8.01(b), subject to the other provisions of ARTICLE VIII and Section 13.01, as if such amounts had been distributed immediately following the receipt of the proceeds of the Sale Event and no such reserves had been established, but taking into account all other distributions made prior to or contemporaneously with such distribution of unused reserves.

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(d)           To the extent that any portion of the consideration payable to the Members of the Company in any Sale Event is payable only upon satisfaction of contingencies (the “Additional Consideration”), the agreement governing such Sale Event shall provide that (i) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the participating Members by treating such proceeds as distributions under Section 8.01(b) hereof and shall take into account any amounts previously distributed pursuant to Section 8.01(b), as if the Initial Consideration were the only consideration payable in connection with such Sale Event; and (ii) any Additional Consideration which becomes payable to the Members upon satisfaction of such contingencies shall be allocated among the participating Members by treating such proceeds as distributions under Section 8.01(b) hereof after taking into account the previous payment of the Initial Consideration and any other amounts previously distributed pursuant to Section 8.01(b), in each case subject to the other provisions of ARTICLE VIII and Section 13.01. For the purposes of this Section 11.03(d), consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Sale Event shall be deemed to be Additional Consideration.

11.04       Orderly Winding Up. Notwithstanding anything herein to the contrary, upon winding up and liquidation, if required to maximize the proceeds of liquidation, the Members may transfer the assets of the Company to a liquidating trust or trustees.

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ARTICLE XII
DEFINITIONS

12.01             Terms Defined Elsewhere in the Agreement. For purposes of this Agreement, the following terms have the meaning set forth in the Section indicated:

Term	Section

Acceptance Period	10.03(d)

Act	Preamble

Additional Consideration	11.03(d)

Additional Units	12.02

Adjustment Price	12.02

Adjustment Ratio	12.02

Affiliate	12.02

Agreement	Preamble

As Adjusted Voting Basis	12.02

Board of Managers	1.01

Board Observers	3.02(f)

Budget	2.08(a)(iv)

Capital Account	12.02

Capital Contribution	12.02

CEO	4.01

CEO Manager	3.02(b)(iii

Certificate	1.01

Change of Control	12.02

Code	12.02

Common Units	2.10(a)

Company	Preamble

Company Notice	12.02

Company Refusal Period	10.03(c)

Company Undersubscription Notice	10.03(e)

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Company’s Expiration Notice	10.03(c)

Control	12.02

Convertible Securities	8.06(e)(i)

Corporate Conversion	10.11(a)

Covered Persons	3.10(b)

Deep Track	12.02

Deep Track Board Observer	3.02(f)

DGCL	5.01

Disqualification Event	2.02

Disqualified Designee	2.02

Economic Capital Account	12.02

Exchange Act	12.02

Exempted Securities	12.02

Existing Agreement	Preamble

Expenses	5.06(b)

Fair Market Value	12.02

Fairmount Managers	3.02(b)(ii)

Fairmount Members	12.02

FCPA	5.13

Fidelity Member	12.02

Fiscal Year	1.04

Fully Exercising Investors	10.03(e)

Holdings	10.11(a)

Holdings Reduced Equity	10.11(a)

Imputed Underpayment Amount	13.01(b)

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Incentive Units	2.10(a)

Indemnified Person	5.06(a)

Initial Consideration	11.03(d)

Initial Equity Allocation	10.11(a)

Investor Business Opportunity	3.10(b)

Investor Counsel	5.11

Investor Notice Period	10.03(e)

IPO	12.02

Major Investor	12.02

Manager	12.02

Mandatory Conversion Time	8.12(a)

Member	Preamble

Member Representative	10.07(b)(vii)

New Securities	12.02

Offer Notice	10.12(a)

Options	8.06(e)(i)

Officer	4.01

OrbiMed	12.02

Other Indemnitors	5.02

Paragon Member	12.02

Participating Preferred Member	10.04(a)

Partnership Representative	3.04(h)

Pass -Through Entities	9.08

Percentage Interest	12.02

Permitted Transfer	10.01(a)

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Permitted Transferee	10.01(a)

Person	12.02

Preferred Member	12.02

President	4.01

Proceeding	5.06(c)

Proceeds	8.01(b)

Proceeds Available for Distribution	12.02

Prohibited Transfer	10.05(c)

Prohibited Transferees	10.06(c)

Proposed Sale	10.07(c)

Proposed Transfer	12.02

Proposed Transferee	12.02

Purchase Agreement	Preamble

Purchase Notice	10.03(d)

Qualified IPO	8.12(a)

RA Capital	12.02

Released Securities	10.13(b)

Requisite Preferred Holders	12.02

Requisite Series A Preferred Holders	12.02

Requisite Series B Preferred Holders	12.02

Right of Co-Sale	12.02

Right of First Refusal	12.02

ROFR Subject	10.03(a)

RTW Funds	12.02

RTW Board Observer	3.02(f)

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Rule 506(d) Related Party	12.02

Sale Event	11.03(a)

Sale of the Company	10.07(a)

Secondary Offer Notice	10.12(b)

Secretary	4.01

Securities Act	2.02

Selling Holders	10.07(b)

Series A Adjustment Price	12.02

Series A Adjustment Ratio	12.02

Series A As Adjusted Voting Basis	2.10(a)

Series A Original Issuance Price	12.02

Series A Preferred Units	12.02

Series B Adjustment Price	12.02

Series B Adjustment Ratio	12.02

Series B As Adjusted Voting Basis	2.10(a)

Series B Original Issuance Price	12.02

Series B Preferred Units	Preamble

Strike Price	2.10(f)

Target Balance	12.02

Tax Distribution	8.02(a)

Tax Liability	8.02(a)

Tax Rate	8.02(a)

Transfer	10.01(a)

Trade Secrets	12.02

Transferring Member	12.02

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Transfer Notice	12.02

Transfer Units	12.02

Transferor’s Owner	10.02(b)(iv)

Treasurer	4.01

Treasury Regulation	12.02

Unit Sale	10.07(a)

Units	2.10(a)

Units Deemed Outstanding	12.02

United States Person	10.02(b)(iv)

Unpaid Series A Preferred Unit Preference Amount	12.02

Unpaid Series B Preferred Unit Preference Amount	12.02

USRPHC	9.07

Venrock Managers	3.02(b)(i)

Voting Majority	2.03(b)

Wellington Investors	12.02

Withholding Payment	13.01(a)

Xontogeny	12.02

12.02            Other Definitions. For purposes of this Agreement the following terms have the following meanings:

“Additional Units” means all Units issued or deemed to be issued by the Company after the date hereof, other than Exempted Securities.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with the Person specified, including without limitation any general partner, limited partner, member, managing member, manager, employee, officer or director of such Person and any venture capital fund or other investment fund now or hereafter existing that is Controlled by or under common Control with one or more general partners or managing members of, or shares the same management company or investment adviser with, such Person.

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“Adjustment Price” means the Series A Adjustment Price and the Series B Adjustment Price, as applicable.

“Adjustment Ratio” means the Series A Adjustment Ratio and the Series B Adjustment Ratio, as applicable.

“As Adjusted Voting Basis” means, when calculating voting thresholds hereunder, taking into account the Series A As Adjusted Voting Basis and the Series B As Adjusted Voting Basis, as applicable.

“Capital Account” means the capital account maintained by the Company for each Member as described in Section 6.02.

“Capital Contribution” means, for any Member, all cash and the agreed Fair Market Value of the property contributed by the Member to the Company.

“Change of Control” means (i) a merger or consolidation in which (A) the Company is a constituent party or (B) a subsidiary of the Company is a constituent party and the Company issues equity ownership interests pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the equity ownership interests of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of equity securities that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the equity ownership of the surviving or resulting entity or if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the parent entity of such surviving or resulting entity or (ii) (A) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets or intellectual property (other than an license in a field of use not central to the Company’s business) of the Company and its subsidiaries (taken as a whole) or (B) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Notice” means written notice from the Company notifying the selling ROFR Subject that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Units with respect to any Proposed Transfer.

“Control” of a Person means the possession, direct or indirect, of the power to vote in excess of 50% of the voting power of such Person, to appoint the majority of the managers, general partners or the equivalent of such Person, or to direct or cause the direction of the management and policies of such Person (e.g., as managing member or in a similar capacity but not including an advisory or management agreement (in the case of a managed account)).

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“Deep Track” means Deep Track Biotechnology Master Fund, Ltd.

“Economic Capital Account” means, with respect to any Member, such Member’s Capital Account balance as of the date of determination, after crediting to such Capital Account any amounts that the Member is deemed obligated to restore under Treasury Regulations Section 1.704-2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempted Securities” means: (i) Units issued as a distribution on the Preferred Units, (ii) Units issued by reason of a unit split, split-up or other distribution on Units that are covered by Section 8.07, (iii) Incentive Units issued by the Board of Managers; (iv) Units issued in an IPO, (v) Units issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Managers and the principal purpose of which is not raising equity capital; (vi) Units issued to suppliers or third-party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Managers; (vii) Units issued as acquisition consideration pursuant to the acquisition of another entity by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement, provided that such transaction and such issuances are approved by the Board of Managers; or (viii) Units issued in connection with sponsored research, collaboration, technology license, development, marketing or other similar agreements or strategic partnerships approved by the Board of Managers.

“Fair Market Value” means, with respect to any asset, as of the date of determination, the cash price (as determined in the reasonable discretion of the Board of Managers) at which a willing seller would sell, and a willing buyer would buy, each being apprised of all relevant facts and neither acting under compulsion, such asset in an arm’s-length negotiated transaction with an unaffiliated third party without time constraints.

“Fairmount Members” means Fairmount Healthcare Fund LP, Fairmount Healthcare Fund II LP and their Affiliates.

“Fidelity Member” means any Member advised or sub-advised by Fidelity Management & Research Company LLC or one of its Affiliates.

“IPO” means the closing of the Company’s (or its successor) first firm commitment underwritten initial public offering of Common Units (or equivalent common stock or common equity) pursuant to a registration statement filed under the Securities Act.

“Major Investor” means any Member who, together with its Affiliates, holds at least (i) 2,500,000 Series A Preferred Units (as adjusted for any unit split, combination, or other recapitalization or reclassification effected after the date hereof) or (ii) 3,026,121 Series B Preferred Units (as adjusted for any unit split, combination, or other recapitalization or reclassification effected after the date hereof).

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“Manager” means a member of the Company’s Board of Managers.

“New Securities” means any equity securities (or securities exercisable for or convertible into equity securities) of any kind or class issued by the Company after the date hereof; provided, however, that none of the following shall constitute New Securities for any purpose hereunder: (i) Incentive Units; or (ii) Exempted Securities.

“OrbiMed” means OrbiMed Private Investments IX, LP and OrbiMed Genesis Master Fund, L.P.

“Paragon Member” means each of Paragon Therapeutics, Inc., and Paragee Holding, LLC.

“Percentage Interest” of each Member at any time means (i) the sum of (A) the number of Series A Preferred Units held by such Member at such time multiplied by the Series A Adjustment Ratio applicable to the Series A Preferred Units then in effect, (B) the number of Series B Preferred Units held by such Member at such time multiplied by the Series B Adjustment Ratio applicable to the Series B Preferred Units then in effect, (C) the number of Common Units held by such Member at such time and (D) the number of Incentive Units held by such Member at such time divided by (ii) the sum of (A) the number of Series A Preferred Units then outstanding at such time multiplied by the Series A Adjustment Ratio applicable to the Series A Preferred Units then in effect, (B) the number of Series B Preferred Units then outstanding at such time multiplied by the Series B Adjustment Ratio applicable to the Series B Preferred Units then in effect, (C) the number of Common Units then outstanding at such time and (D) the number of Incentive Units then outstanding at such time; provided that Units that are unvested at such time shall not be included in the calculation of Percentage Interest for any Member.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

“Preferred Member” means a Member holding Preferred Units.

“Preferred Units” means Series A Preferred Units and Series B Preferred Units.

“Proceeds Available for Distribution” means all cash amounts received (excluding proceeds from Capital Contributions) after deduction for payments of operating expenses, other cash expenditures, and any amounts set aside for the restoration, increase or creation of reasonable reserves.

“Proposed Transfer” means any assignment, sale, offer to sell, pledge, mortgage, hypothecation, encumbrance, disposition of or any other like transfer or encumbering of any Transfer Units (or any interest therein) proposed by any ROFR Subject.

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“Proposed Transferee” means the prospective purchaser or transferee of the Transfer Units.

“RA Capital” means RA Capital Nexus Fund III, L.P., RA Capital Healthcare Fund, L.P. and their Affiliates.

“Requisite Preferred Holders” means the holders of a majority of the outstanding Preferred Units, voting together as a single class on an As Adjusted Voting Basis.

“Requisite Series A Preferred Holders” means the holders of a majority of the outstanding Series A Preferred Units.

“Requisite Series B Preferred Holders” means the holders of a majority of the outstanding Series B Preferred Units.

“Right of Co-Sale” means the right, but not an obligation, of a Member to participate in a Proposed Transfer on the terms and conditions specified in the Transfer Notice.

“Right of First Refusal” means the right, but not an obligation, of the Company, first, or the Preferred Members or their Permitted Transferees or assigns, second, to purchase some or all of the Transfer Units with respect to a Proposed Transfer pursuant to Section 10.03, on the terms and conditions specified in the Transfer Notice.

“RTW” means RTW Investments, LP, RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd., RTW Venture Fund Limited, and other entities managed by or Affiliates of the forgoing.

“RTW Funds” means RTW Master Fund, Ltd., RTW Innovation Master Fund, Ltd. and RTW Venture Fund Limited.

“Rule 506(d) Related Party” means a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d) of the Securities Act.

“Series A Adjustment Price” shall initially be equal to $1.00 for the Series A Preferred Units, subject to adjustment as provided in Section 8.07.

“Series A Adjustment Ratio” shall equal the Series A Original Issuance Price divided by the Series A Adjustment Price then in effect for such Series A Preferred Units.

“Series A Original Issuance Price” means $1.00 per Series A Preferred Unit (as adjusted for any unit split, combination, or other recapitalization or reclassification with respect to the Series A Preferred Units effected after the date hereof).

“Series A Preferred Units” means the Company’s Series A Preferred Units.

“Series B Adjustment Price” shall initially be equal to $3.30456 for the Series B Preferred Units, subject to adjustment as provided in Section 8.07.

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“Series B Adjustment Ratio” shall equal the Series B Original Issuance Price divided by the Series B Adjustment Price then in effect for such Series B Preferred Units.

“Series B Original Issuance Price” means $3.30456 per Series B Preferred Unit (as adjusted for any unit split, combination, or other recapitalization or reclassification with respect to the Series B Preferred Units effected after the date hereof).

“Target Balance” means, with respect to any Member as of the close of any period for which allocations are made under ARTICLE VIII, the amount such Member would receive (or be required to contribute) in a hypothetical liquidation of the Company as of the close of such period, assuming for purposes of any hypothetical liquidation (i) a sale of all of the assets of the Company at prices equal to their then book values (as maintained by the Company for purposes of, and as maintained pursuant to, the capital account maintenance provisions of Treasury Regulations Sections 1.704-1(b)(2)(iv)), and (ii) the distribution of the net proceeds thereof to the Members pursuant to the provisions of Section 8.01 (after the payment of all actual Company indebtedness, and any other liabilities related to the Company’s assets, limited, in the case of non-recourse liabilities, to the collateral securing or otherwise available to satisfy such liabilities) treating all outstanding unvested Incentive Units as vested Incentive Units in compliance with the requirements of Section 4.01 of IRS Revenue Procedure 2001-43.

“Trade Secrets” means all secret, proprietary or confidential information regarding the Company or the Company’s activities, including any and all information not generally known to, or ascertainable by, Persons not employed by the Company, the disclosure or knowledge of which would permit those Persons to derive actual or potential material economic value therefrom or to cause material economic or financial harm to the Company and shall include, but not be limited to, customer lists, pricing information, customer and supplier contacts, technical information regarding Company processes, services and process and service development, information concerning Company methods, current development and expansion or contraction plans of the Company, information concerning the legal affairs of the Company and information concerning the financial affairs of the Company. “Trade Secrets” shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating a legal right or privilege of the Company. This definition shall not limit any definition of “trade secrets” or any equivalent term under state or federal law.

“Transferring Member” means a Member making a Proposed Transfer.

“Transfer Notice” means written notice from a ROFR Subject setting forth the terms and conditions of a Proposed Transfer.

“Transfer Units” means Common Units (other than Common Units converted from Preferred Units) and Incentive Units owned by a ROFR Subject, or issued to a ROFR Subject after the date hereof (including, without limitation, in connection with any unit split, recapitalization, reorganization, or the like).

“Treasury Regulation” means a regulation issued by the United States Department of the Treasury and relating to a matter arising under the Code.

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“Units Deemed Outstanding” means, at any time, the sum of (a) the number of Series A Preferred Units outstanding at such time multiplied by the Series A Adjustment Ratio applicable to the Series A Preferred Units then in effect, (b) the number of Series B Preferred Units outstanding at such time multiplied by the Series B Adjustment Ratio applicable to the Series A Preferred Units then in effect and (c) all other Units then outstanding (including Common Units and Incentive Units, whether or not vested).

“Unpaid Series A Preferred Unit Preference Amount” means with respect to a Series A Preferred Unit at a particular time of determination, the excess of (i) the amount of Series A Original Issuance Price reduced, but not below zero dollars ($0), by (ii) the aggregate amount of distributions made with respect to such Series A Preferred Unit pursuant to Section 8.01(b)(ii).

“Unpaid Series B Preferred Unit Preference Amount” means with respect to a Series B Preferred Unit at a particular time of determination, the excess of (i) the amount of Series B Original Issuance Price reduced, but not below zero dollars ($0), by (ii) the aggregate amount of distributions made with respect to such Series B Preferred Unit pursuant to Section 8.01(b)(i).

“Venrock Members” means Venrock Healthcare Capital Partners EG, L.P., Venrock Healthcare Capital Partners III, L.P., and VHCP Co-Investment Holdings III, LLC, and their Affiliates.

“Wellington Investors” means Members, or permitted transferees of Units held by Members, that are advisory or subadvisory clients of Wellington Management Company LLP, including, without limitation Wellington Biomedical Innovation Master Investors (Cayman) II L.P.

“Xontogeny” means Perceptive Xontogeny Venture Fund II, LP.

ARTICLE XIII
GENERAL PROVISIONS

13.01       Offset and Withholding.

(a)             The Company shall at all times be entitled to make payments with respect to any Member in amounts required to discharge any obligation of the Company to withhold from a distribution or make payments to any governmental authority with respect to any foreign, federal, state or local tax liability of such Member arising as a result of such Member’s interest in the Company (a “Withholding Payment”). In addition, if the Company is obligated to pay any taxes (including penalties, interest and any addition to tax) to any governmental authority that is specifically attributable to a Member, such Member’s transferor or as a result of any Transfer of an interest in the Company, including, without limitation, on account of Sections 864 or 1446 of the Code, then (i) such Persons shall indemnify the Company in full for the entire amount paid or payable, (ii) the Board of Managers may offset future distributions from such Persons pursuant to Section 8.01 to which such Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 13.01(a) and (iii) such amounts shall be treated as a Withholding Payment pursuant to this Section 13.01(a) with respect to both such former Member and such former Member’s transferee(s), as applicable. Any Withholding Payment made from funds withheld upon a distribution will be treated as distributed to such Member for all purposes of this Agreement. Any other Withholding Payment will be deemed to be a recourse loan by the Company to the relevant Member. The amount of Withholding Payment treated as a loan, plus interest thereon from the date of each such Withholding Payment until such amount is repaid to the Company at an interest rate of six percent (6%) per annum, shall be repaid to the Company upon demand by the Company and may be repaid by the relevant Member at any time; provided, however, that in the Board of Managers’ sole discretion, any such amount may be repaid by deduction from any distributions payable to such Member pursuant to this Agreement (with such deduction treated as an amount distributed to the Member) as determined by the Board of Managers in its sole discretion.

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(b)             Any imputed underpayment within the meaning of Code Section 6225 paid (or payable) by the Company as a result of an adjustment with respect to any Company item, including any interest or penalties with respect to any such adjustment (collectively, an “Imputed Underpayment Amount”), shall be treated as if it were paid by the Company as a Withholding Payment with respect to the appropriate Members. The Board of Managers, in consultation with the Company’s accountants, shall reasonably determine, in good faith, the portion of any Imputed Underpayment Amount that is attributable to each Member, with the intent of allocating the liability for such amounts as if the Company had elected the “push out procedure” pursuant to Section 6226 of the Code and the imputed underpayment for tax or other adjustment had been assessed directly against the Members in the reviewed year. The portion of the Imputed Underpayment Amount that the Board of Managers attributes to a Member shall be treated as a Withholding Payment with respect to such Member. The portion of the Imputed Underpayment Amount that the Board of Managers attributes to a former Member of the Company shall be treated as a Withholding Payment with respect to both such former Member and such former Member’s transferee(s) or assignee(s), as applicable, and the Board of Managers may in its discretion exercise the Company’s rights pursuant to this Section 13.01(b) in respect of either or both of the former Member and its transferee or assignee. Imputed Underpayment Amounts treated as Withholding Payments also shall include any imputed underpayment within the meaning of Code Section 6225 paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Company holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes to the extent that the Company bears the economic burden of such amounts, whether by law or agreement.

13.02       Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents required or permitted to be given under this Agreement must be in writing and shall be deemed to have been given (a) three (3) days after the date mailed by registered or certified mail, addressed to the recipient, with return receipt requested, (b) upon delivery to the recipient in person or by courier, or (c) upon receipt of an electronic mail transmission by the recipient. Such notices, requests and consents shall be given (x) to the Members at the addresses set forth on the records of the Company or such other address as may be specified by notice to the Board of Managers, and (y) to the Company or the Board of Managers at the address of the principal office of Company and to Gibson, Dunn & Crutcher LLP, 555 Mission Street, Suite 3000, San Francisco, CA 94105, Attn: Ryan A. Murr and Branden C. Berns. Whenever any notice is required to be given by law, the Certificate or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

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13.03       Entire Agreement. This Agreement (together with any management rights letter or similar letter agreement by and between the Company and any Member, with respect to the applicable Member only) constitutes the entire agreement of the Members and the Company relating to the subject matter of this Agreement and supersedes all prior contracts or agreements among the Members relating to the subject matter of this Agreement, whether oral or written.

13.04       Amendment or Modification. Except as otherwise set forth herein, this Agreement and the Certificate may be modified or amended (or compliance with any provision hereof or thereof waived) by an instrument in writing signed by (a) the Company, (b) the Requisite Preferred Holders, and (c) in the event such modification, amendment or waiver would result in the occurrence of any of the actions set forth in Section 3.05(b) and/or Section 3.05(c), the Requisite Series A Preferred Holders and/or Requisite Series B Preferred Holders, as applicable; provided that (i) Section 3.02(b)(i) shall not be amended or waived without the written consent of the Venrock Members, (ii) Section 3.02(b)(ii) shall not be amended or waived without the written consent of the Fairmount Members, (iii) Section 3.02(f) shall not be amended or waived with respect to the rights granted to Deep Track thereunder without the written consent of Deep Track, (iv) Section 3.02(f) shall not be amended or waived with respect to the rights granted to RTW thereunder without the written consent of the RTW Funds, (v) Section 5.12(b) (as it pertains to the Wellington Investors), the last sentence of Section 10.07(d), and the definition of “Wellington Investors” shall not be amended or waived with respect to the rights granted to the Wellington Investors thereunder without the written consent of the Wellington Investors, (vi) Section 3.05(b), Section 8.01(b), Section 8.06(a) and Section 10.07(c)(v) shall not be amended or waived with respect to rights granted to the holders of Series A Preferred Units thereunder without the written consent of the Requisite Series A Preferred Holders, (vii) Section3.05(c), Section 8.01(b), Section 8.06(a), Section 8.12(a)(ii), Section 10.07(b)(A), Section 10.07(c)(v), Section 10.09, Section 10.11, Section 11.01 and Section 11.03 shall not be amended or waived with respect to rights granted to the holders of Series B Preferred Units thereunder without the written consent of the Requisite Series B Preferred Holders, (viii) Section 5.12(b) shall not be amended in any manner adverse to any party expressly named therein without the written consent of such party; (ix) Section 10.07 may not be adversely amended with respect to any Preferred Member without the written consent of the Preferred Member so affected; (x) Section 2.09(v) and the second sentence of Section 2.10 shall not be amended or waived without the written consent of each Member that is (A) a registered investment company within the meaning of the Investment Company Act of 1940, as amended, or (B) is advised by a registered investment adviser or Affiliates thereof; and (xi) no provision of this sentence may be modified or amended (or compliance with any provision hereof or thereof waived) without the prior written consent of the party or parties that would be required to validly amend the applicable underlying provision(s) of this Agreement; provided, further that no such amendment may, without the consent of each affected Member, require such Member to make contributions to the Company or make the Member liable for any debts or obligations of the Company. Notwithstanding the foregoing, this Agreement may not be amended or modified and the observance of any term hereunder may not be waived with respect to any Member without the written consent of such Member, if such amendment or modification or waiver would adversely affect the rights of such Member set forth in this Agreement in a manner disproportionate to any adverse effect such amendment, modification or waiver would have on the rights of the other Members holding the same class of Units set forth in this Agreement. Notwithstanding the foregoing, in the event any Major Investor (or any of their respective Affiliates) purchases any New Securities in any issuance of New Securities by the Company following an amendment, modification, termination, or waiver of Section 10.12 (a “Participating Investor”), then each other Major Investor (each, a “Non-Participating Investor”) shall be given the opportunity to participate in such offering and to purchase the same proportion (up to 100%) of such Non-Participating Investor’s pro rata share of the New Securities being offered by the Company in the relevant transaction as is being purchased by the Participating Investor purchasing the largest proportion of such Participating Investor’s pro rata share; provided further that each Non-Participating Investor’s pro rata participation amount shall in no event exceed the amount such Non-Participating Investor would have been entitled to purchase pursuant to Section 10.12 had such amendment, modification, termination or waiver not have been obtained.

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13.05       Assignment. The rights granted to a Preferred Member under this Agreement may be assigned by such Preferred Member to a transferee of Preferred Units that (a) is an Affiliate, subsidiary, parent, partner, limited partner, retired partner, member or stockholder of such Preferred Member or any of their respective directors, officers or partners or (b) after such transfer, holds at least 2,000,000 Preferred Units (subject to appropriate adjustment for unit splits, combinations, and other recapitalizations or reclassifications) or, if less, all of the Preferred Units held by such Preferred Member, and is not a competitor of the Company.

13.06       Binding Effect. Subject to the restrictions on transfers set forth in this Agreement, this Agreement is binding on and inures to the benefit of each of the Members and their respective heirs, legal representatives, successors and assigns.

13.07       Governing Law. This Agreement and any claims or causes of action arising out of or relating to this Agreement, the negotiation, execution or performance of this Agreement or the transactions contemplated hereby (whether in contract, in tort, under statute or otherwise) (each, a “Dispute”) shall be governed by, and interpreted, construed and enforced in accordance with, the internal laws of the State of Delaware, including its statutes of limitations, without giving effect to any choice or conflict of laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would result in the application of the Laws of any jurisdiction other than the State of Delaware.

13.08       Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

13.09       Dispute Resolution.

(a)             All Disputes shall be finally resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) then in effect (the “Rules”), except as modified herein. The seat of arbitration shall be New York, New York. There shall be three (3) neutral and impartial arbitrators, of whom one (1) shall be appointed by the claimant(s) and one (1) shall be appointed by the respondent(s), in each case, within fifteen (15) days after the receipt by the respondent(s) of the demand for arbitration. The two (2) arbitrators so appointed shall select the chair of the arbitral tribunal within fifteen (15) days after the appointment of the second arbitrator. If any arbitrator is not appointed within the time limit provided herein, then such arbitrator shall be appointed by the AAA in accordance with the listing, striking and ranking procedure in the Rules. Any arbitrator appointed by the AAA shall be a retired judge or a practicing attorney with no less than fifteen (15) years of experience with large commercial cases.

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(b)             In addition to monetary damages, the arbitral tribunal may award any remedies provided for under applicable law and the terms of this Agreement, including specific performance or other forms of injunctive relief. The arbitral tribunal shall not be empowered to award, and each party hereby irrevocably waives any right to recover, punitive or exemplary damages with respect to any Dispute. The fees and expenses of the arbitrators and the administrative fees of the AAA shall be shared equally by the parties, and the parties shall otherwise bear their respective fees and expenses in the arbitration, in each case, unless otherwise determined by the arbitral tribunal. Any arbitration proceeding, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. The award shall be in writing and shall state the findings of fact and conclusions of law on which it is based. The award shall be final and binding upon the parties and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues or accounting presented to the arbitral tribunal. Judgment upon the award may be entered in any court having jurisdiction. By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the parties to request that any court modify or vacate any temporary or preliminary relief issued by such court and to award damages for the failure of any party to respect the arbitral tribunal’s orders to that effect. The parties hereby submit to the nonexclusive jurisdiction, including the personal jurisdiction and venue, of the federal and state courts located in New York, New York for the purpose of preliminary relief in aid of arbitration or for a preliminary injunction to maintain the status quo or prevent irreparable harm prior to the appointment of the arbitrators and to the nonexclusive jurisdiction of the aforementioned courts for the enforcement of any award issued hereunder, and the parties hereby irrevocably and unconditionally waive any right to stay or dismiss any such actions or proceedings brought before any such court on the basis of forum non conveniens or improper venue. In any such action, each of the parties hereby irrevocably and unconditionally (x) consents to service of process in the manner provided for notices in Section 13.02 or in any other manner permitted by applicable law and (y) WAIVES ANY RIGHT TO TRIAL BY JURY.

(c)             The pendency of arbitration shall not in and of itself relieve any party from its duty to perform under this Agreement. Each party shall continue to perform all of its obligations under this Agreement during the pendency of arbitration in good faith.

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13.10       Waiver of Certain Rights. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company. The failure of any Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member’s right to demand strict compliance herewith in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder, shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.

13.11       Interpretation. For the purposes of this Agreement, terms not defined in this Agreement shall be defined as provided in the Act; and all nouns, pronouns and verbs used in this Agreement shall be construed as masculine, feminine, neuter, singular, or plural, whichever shall be applicable. Titles or captions of Articles and Sections contained in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has executed this Agreement as of the date set forth above.

COMPANY:

APOGEE THERAPEUTICS, LLC

/s/ Michael Henderson
Name: Michael Henderson
Title: President and CEO

[Signature Page to Amended and Restated Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned Member has executed this Agreement as of the date set forth above.

MEMBERS:

PARAGEE HOLDING, LLC

By:	/s/ K. Evan Thompson
Name: K. Evan Thompson
Title: President and CEO

[Signature Page to Amended and Restated Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned Member has executed this Agreement as of the date set forth above.

MEMBERS:

PARAGON THERAPEUTICS, INC.

By:	/s/ K. Evan Thompson
Name: K. Evan Thompson
Title: President

[Signature Page to Amended and Restated Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned Member has executed this Agreement as of the date set forth above.

MEMBERS:

VENROCK HEALTHCARE CAPITAL
PARTNERS EG, L.P.
By: VHCP Management EG, LLC
Its: General Partner

By:	/s/ Nimish Shan
Name: Nimish Shan
Title: Authorized Signatory

MEMBERS:

VENROCK HEALTHCARE CAPITAL
PARTNERS EG, L.P.
By: VHCP Management EG, LLC
Its: General Partner
By: VR Advisor, LLC
Its: Manager

By:	/s/ Nimish Shan
Name: Nimish Shan
Title: Authorized Signatory

VENROCK HEALTHCARE CAPITAL
PARTNERS EG, L.P.
By: VHCP Management EG, LLC
Its: Manager
By: VR Advisor, LLC
Its: Manager

By:	/s/ Nimish Shan
Name: Nimish Shan
Title: Authorized Signatory

[Signature Page to Amended and Restated Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned Member has executed this Agreement as of the date set forth above.

MEMBERS:

FAIRMOUNT HEALTHCARE FUND LP

By:	/s/ Peter Harwin
Name: Peter Harwin
Title: Managing Member

FAIRMOUNT HEALTHCARE FUND II LP

By:	/s/ Peter Harwin
Name: Peter Harwin
Title: Managing Member

[Signature Page to Amended and Restated Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned Member has executed this Agreement as of the date set forth above.

MEMBERS:

DEEP TRACK BIOTECHNOLOGY MASTER FUND, LTD.

By:	/s/ Nir Messafi
Name: Nir Messafi
Title: Authorized Person

[Signature Page to Amended and Restated Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned Member has executed this Agreement as of the date set forth above.

MEMBERS:

RTW MASTER FUND, LTD.

By:	/s/ Roderick Wong, M.D.
Name: Roderick Wong, M.D.
Title: Director

RTW INNOVATION MASTER FUND, LTD.

By:	/s/ Roderick Wong, M.D.
Name: Roderick Wong, M.D.
Title: Director

RTW VENTURE FUND LIMITED
By: RTW Investments, LP
Its: Investment Manager

By:	/s/ Roderick Wong, M.D.
Name: Roderick Wong, M.D.
Title: Managing Partner

[Signature Page to Amended and Restated Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned Member has executed this Agreement as of the date set forth above.

MEMBERS:

PERCEPTIVE XONTOGENY VENTURE FUND II, LP
By: Perceptive Xontogeny Venture II GP, LLC
Its: General Partner

By:	/s/ James Mannix
Name: James Mannix
Title: Chief Operating Officer

By:	/s/ Frederick P. Callori
Name: Frederick P. Callori
Title: Authorized Signatory

[Signature Page to Amended and Restated Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned Member has executed this Agreement as of the date set forth above.

MEMBERS:

ORBIMED PRIVATE INVESTMENTS IX, LP
By: OrbiMed Capital GP IX LLC,
Its: General Partner
By: OrbiMed Advisors LLC,
Its: Managing Member

By:	/s/ Carl Gordon
Name: Carl Gordon
Title: Member

ORBIMED GENESIS MASTER FUND, L.P.
By: OrbiMed Genesis GP LLC
Its: General Partner
By: OrbiMed Advisors LLC
Its: Managing Member

By:	/s/ C. Scotland Stevens
Name: C. Scotland Stevens
Title: Member

[Signature Page to Amended and Restated Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned Member has executed this Agreement as of the date set forth above.

MEMBERS:

RA CAPITAL HEALTHCARE FUND, L.P.
By: RA Capital Healthcare Fund GP, LLC
Its: General Partner

By:	/s/ Rajeev Shah
Name: Rajeev Shah
Title: Manager

RA CAPITAL NEXUS FUND, L.P.
By: RA Capital Nexus Fund III GP, LLC
Its: General Partner

By:	/s/ Rajeev Shah
Name: Rajeev Shah
Title: Manager

[Signature Page to Amended and Restated Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned Member has executed this Agreement as of the date set forth above.

MEMBERS:

WELLINGTON BIOMEDICAL INNOVATION MASTER INVESTORS (CAYMAN) II, L.P.
By: Wellington Management Company LLP, as investment adviser

By:	/s/ Peter N. McIsaac
Name: Peter N. McIsaac
Title: Managing Director & Counsel

[Signature Page to Amended and Restated Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned Member has executed this Agreement as of the date set forth above.

MEMBERS:

FIDELITY ADVISOR SERIES VII: FIDELITY ADVISOR BIOTECHNOLOGY FUND

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

FIDELITY MT. VERNON STREET TRUST: FIDELITY SERIES GROWTH COMPANY FUND

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY FUND

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

[Signature Page to Amended and Restated Limited Liability Company Agreement]

IN WITNESS WHEREOF, the undersigned Member has executed this Agreement as of the date set forth above.

MEMBERS:

FIDELITY GROWTH COMPANY COMMINGLED POOL
By: Fidelity Management Trust Company, as Trustee

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

FIDELITY MT. VERNON STREET TRUST: FIDELITY GROWTH COMPANY K6 FUND

By:	/s/ Colm Hogan
Name: Colm Hogan
Title: Authorized Signatory

[Signature Page to Amended and Restated Limited Liability Company Agreement]

Schedule A

APOGEE THERAPEUTICS, LLC
SCHEDULE OF MEMBERS

Exhibit A

FORM OF REGISTRATION RIGHTS AGREEMENT